CONFORMED COPY
                                                                  --------------




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                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF NOVEMBER 18, 2001

                                  BY AND AMONG

                           PHILLIPS PETROLEUM COMPANY,

                             CORVETTEPORSCHE CORP.,

                              PORSCHE MERGER CORP.,

                              CORVETTE MERGER CORP.

                                       AND

                                   CONOCO INC.


==============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      CERTAIN DEFINITIONS...........................................1


ARTICLE II     FORMATION OF NEW PARENT; THE MERGERS.........................10

         2.1   Formation of New Parent; Merger Subs.........................10
         2.2   The Mergers..................................................10
         2.3   Effective Time of the Mergers................................11
         2.4   Effects of the Mergers.......................................11
         2.5   Closing......................................................11
         2.6   Certificates of Incorporation................................11
         2.7   By-Laws......................................................11
         2.8   Directors and Officers.......................................12
         2.9   Actions of Phillips and Conoco...............................12
         2.10  Actions of New Parent........................................12

ARTICLE III    CONVERSION OF SECURITIES.....................................12

         3.1   Effect on Capital Stock of Phillips and Merger Sub
                 One........................................................12
         3.2   Effect on Capital Stock of Conoco and Merger Sub
                 Two........................................................13
         3.3   Effect on New Parent Common Stock............................14
         3.4   Conoco Stock Options and Other Equity-Based Awards...........14
         3.5   Phillips Stock Options and Other Equity-Based
                 Awards.....................................................16
         3.6   Exchange Fund................................................17
         3.7   Exchange Procedures..........................................17
         3.8   Distributions with Respect to Unexchanged Shares.............18
         3.9   No Further Ownership Rights in Conoco Common Stock
                 or Phillips Common Stock...................................19
         3.10  No Fractional Shares of New Parent Common Stock..............19
         3.11  Termination of Exchange Fund.................................19
         3.12  No Liability.................................................20
         3.13  Investment of the Exchange Fund..............................20
         3.14  Lost Certificates............................................20
         3.15  Withholding Rights...........................................20
         3.16  Further Assurances...........................................20
         3.17  Stock Transfer Books.........................................21

ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................21

         4.1   Representations and Warranties of Conoco.....................21
               (a) Corporate Organization...................................21
               (b) Capitalization...........................................22
               (c) Authority; No Violation..................................22
               (d) Consents and Approvals...................................23

                                                                            Page
                                                                            ----

               (e) Financial Reports and SEC Documents......................24
               (f) Absence of Undisclosed Liabilities.......................24
               (g) Absence of Certain Changes or Events.....................25
               (h) Legal Proceedings........................................25
               (i) Compliance with Applicable Law...........................25
               (j) Environmental Liability..................................26
               (k) Employee Benefit Plans; Labor Matters....................26
               (l) Taxes....................................................27
               (m) Reorganization under the Code............................28
               (n) Form S-4; Joint Proxy Statement/Prospectus...............28
               (o) State Takeover Laws; Rights Plan.........................28
               (p) Opinion of Financial Advisors............................28
               (q) Board Approval...........................................28
               (r) Brokers' Fees............................................29
               (s) Ownership of Phillips Capital Stock......................29
         4.2   Representations and Warranties of Phillips...................29
               (a) Corporate Organization...................................29
               (b) Capitalization...........................................29
               (c) Authority; No Violation..................................30
               (d) Consents and Approvals...................................31
               (e) Financial Reports and SEC Documents......................31
               (f) Absence of Undisclosed Liabilities.......................32
               (g) Absence of Certain Changes or Events.....................32
               (h) Legal Proceedings........................................33
               (i) Compliance with Applicable Law...........................33
               (j) Environmental Liability..................................33
               (k) Employee Benefit Plans; Labor Matters....................34
               (l) Taxes....................................................34
               (m) Reorganization under the Code............................35
               (n) Form S-4; Joint Proxy Statement/Prospectus...............36
               (o) State Takeover Laws; Rights Plan.........................36
               (p) Opinion of Financial Advisors............................36
               (q) Board Approval...........................................36
               (r) Brokers' Fees............................................36
               (s) Ownership of Conoco Capital Stock........................37

ARTICLE V      COVENANTS RELATING TO CONDUCT OF BUSINESS....................37

         5.1   Covenants of Conoco..........................................37
               (a) Ordinary Course..........................................37
               (b) Dividends; Changes in Share Capital......................37
               (c) Issuance of Securities...................................38
               (d) Governing Documents......................................38
               (e) No Acquisitions..........................................38
               (f) No Dispositions..........................................39
               (g) Investments; Indebtedness................................39

                                                                            Page
                                                                            ----

               (h) Tax-Free Qualification...................................39
               (i) Compensation.............................................39
               (j) Financial Accounting Methods.............................40
               (k) Standstill...............................................40
               (l) Certain Actions..........................................40
         5.2   Covenants of Phillips........................................40
               (a) Ordinary Course..........................................40
               (b) Dividends, Changes in Share Capital......................40
               (c) Issuance of Securities...................................41
               (d) Governing Documents......................................41
               (e) No Acquisitions..........................................41
               (f) No Dispositions..........................................41
               (g) Investments; Indebtedness................................42
               (h) Tax-Free Qualification...................................42
               (i) Compensation.............................................42
               (j) Financial Accounting Methods.............................42
               (k) Standstill...............................................43
               (l) Certain Actions..........................................43
         5.3   Governmental Filings.........................................43
         5.4   Control of Other Party's Business............................43

ARTICLE VI     ADDITIONAL AGREEMENTS........................................43

         6.1   Preparation of Proxy Statement; Stockholders
                 Meetings...................................................43
         6.2   Governance Matters; Headquarters; Company Name...............45
         6.3   Access to Information........................................46
         6.4   Reasonable Best Efforts......................................46
         6.5   Acquisition Proposals........................................48
         6.6   Fees and Expenses............................................50
         6.7   Directors' and Officers' Indemnification and
                 Insurance..................................................50
         6.8   Employee Benefits............................................52
         6.9   Public Announcements.........................................54
         6.10  Listing of Shares of New Parent Common Stock.................54
         6.11  Rights Agreements............................................54
         6.12  Affiliates...................................................54
         6.13  Section 16 Matters...........................................55
         6.14  Dividends....................................................55

ARTICLE VII    CONDITIONS PRECEDENT.........................................55

         7.1   Conditions to Each Party's Obligation to Effect
                 the Mergers................................................55
               (a) Stockholder Approval.....................................55
               (b) No Injunctions or Restraints; Illegality.................56
               (c) HSR Act; Other Approvals.................................56
               (d) NYSE Listing.............................................56
               (e) Effectiveness of the Form S-4............................56
         7.2   Additional Conditions to Obligations of Phillips.............56

                                                                            Page
                                                                            ----

               (a) Representations and Warranties...........................56
               (b) Performance of Obligations of Conoco.....................56
               (c) Tax Opinion..............................................57
         7.3   Additional Conditions to Obligations of Conoco...............57
               (a) Representations and Warranties...........................57
               (b) Performance of Obligations of Phillips...................57
               (c) Tax Opinion..............................................57

ARTICLE VIII   TERMINATION AND AMENDMENT....................................58

         8.1   Termination..................................................58
         8.2   Effect of Termination........................................59
         8.3   Amendment....................................................61
         8.4   Extension; Waiver............................................61
         8.5   Procedure for Termination....................................61

ARTICLE IX     GENERAL PROVISIONS...........................................61

         9.1   Non-Survival of Representations, Warranties and
                 Agreements.................................................61
         9.2   Notices......................................................62
         9.3   Interpretation...............................................62
         9.4   Counterparts.................................................63
         9.5   Entire Agreement; No Third Party Beneficiaries...............63
         9.6   Governing Law................................................63
         9.7   Severability.................................................63
         9.8   Assignment...................................................63
         9.9   Submission to Jurisdiction; Waivers..........................64
         9.10  Enforcement..................................................64

                                LIST OF EXHIBITS

Exhibit           Title

Exhibit A         Form of Certificate of Incorporation of New Parent

Exhibit B         Form of By-Laws of New Parent

Exhibit C         Form of Certificate of Incorporation of Phillips Surviving
                  Corporation

Exhibit D         Form of Certificate of Incorporation of Conoco Surviving
                  Corporation

Exhibit E         Form of New Parent Rights Agreement

Exhibit F         Form of Affiliate Agreement

            AGREEMENT AND PLAN OF MERGER, dated as of November 18, 2001 (this "Agreement"), by and among PHILLIPS PETROLEUM COMPANY, a Delaware corporation
 ---------
("Phillips"), CORVETTEPORSCHE CORP., a Delaware corporation ("New Parent"),
  --------                                                    ----------
PORSCHE MERGER CORP., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub One"), CORVETTE MERGER CORP., a Delaware corporation
                --------------
and direct wholly owned subsidiary of New Parent ("Merger Sub Two"), and CONOCO
                                                   --------------
INC., a Delaware corporation ("Conoco").
                               ------

                              W I T N E S S E T H:

            WHEREAS, the Boards of Directors of Phillips, New Parent, Merger Sub One, Merger Sub Two and Conoco deem it advisable and in the best interests of their respective corporations and stockholders that Phillips and Conoco engage in a business combination in a merger of equals in order to advance the long-term strategic business interests of Phillips and Conoco;

            WHEREAS, to effect such merger of equals, upon the terms and subject to the conditions set forth herein, (i) Merger Sub One will merge with and into Phillips with Phillips continuing as the surviving corporation (the "Phillips
                                                                     --------
Merger") and (ii) Merger Sub Two will merge with and into Conoco with Conoco
------
continuing as the surviving corporation (the "Conoco Merger" and together with
                                              -------------
the Phillips Merger, the "Mergers");
                          -------

            WHEREAS, upon consummation of the Mergers, (i) each of Phillips and Conoco will become a wholly owned subsidiary of New Parent, which has been formed by Phillips and Conoco solely for the purpose of the transactions contemplated by this Agreement and (ii) New Parent will change its name to ConocoPhillips; and

            WHEREAS, for U.S. federal income tax purposes, it is intended that the Phillips Merger and the Conoco Merger shall each qualify as a
"reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that the Mergers, taken together,
                               ----
shall qualify as an exchange described in Section 351 of the Code.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

            As used in this Agreement, the following terms shall have the respective meanings set forth below:

            "Acquisition Proposal" shall have the meaning set forth in Section
             --------------------
6.5(a)(i).

            "Affiliate Agreement" shall have the meaning set forth in Section
             -------------------
6.12(a).

            "Agreement" shall have the meaning set forth in the preamble.
             ---------

            "Antitrust Laws" means the HSR Act, the EC Merger Regulation, the
             --------------
Canadian Investment Regulations or other antitrust, competition or premerger notification, trade regulation law, regulation or order.

            "beneficial ownership" or "beneficially own" shall have the meaning
             --------------------
ascribed to such terms under Section 13(d) of the Exchange Act.

            "Benefit Plan" means, with respect to any entity, any employee
             ------------
benefit plan, program, policy, practice, agreement, contract or other arrangement providing benefits to any current or former employee, officer or director of such entity or any of its affiliates or any beneficiary or dependent thereof that is sponsored or maintained by such entity or any of its affiliates or to which such entity or any of its affiliates contributes or is obligated to contribute, whether or not written, including any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), any employment or severance agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, change of control or fringe benefit plan, program or policy.

            "Business Day" means any day on which banks are not required or
             ------------
authorized to close in the City of New York.

            "Canadian Investment Regulations" means the Competition Act (Canada)
             -------------------------------
and the Investment Canada Act of 1984 (Canada).

            "CERCLA" means the Comprehensive Environmental Response,
             ------
Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

            "Certificates of Merger" shall have the meaning set forth in Section
             ----------------------
2.3.

            "Change in the Conoco Recommendation" shall have the meaning set
             -----------------------------------
forth in Section 6.1(b).

            "Change in the Phillips Recommendation" shall have the meaning set
             -------------------------------------
forth in Section 6.1(c).

            "Closing" shall have the meaning set forth in Section 2.5.
             -------

            "Closing Date" shall have the meaning set forth in Section 2.5.
             ------------

            "Code" shall have the meaning set forth in the recitals.
             ----

            "Confidentiality Agreement" shall have the meaning set forth in
             -------------------------
Section 6.3.

            "Conoco" shall have the meaning set forth in the preamble.
             ------

            "Conoco 2000 10-K" means Conoco's Annual Report on Form 10-K for the
             ----------------
fiscal year ended December 31, 2000, as filed with the SEC.

            "Conoco 10-Q" means Conoco's Quarterly Report on Form 10-Q for the
             -----------
quarter ended September 30, 2001, as filed with the SEC.

            "Conoco Benefit Plan" means a Benefit Plan maintained or contributed
             -------------------
to by Conoco or any of its Subsidiaries, or to which Conoco or any of its Subsidiaries is required to contribute.

            "Conoco Capital Stock" means the Conoco Common Stock together with
             --------------------
the Conoco Preferred Stock.

            "Conoco Certificate" shall have the meaning set forth in Section
             ------------------
3.2(b).

            "Conoco Certificate of Merger" shall have the meaning set forth in
             ----------------------------
Section 2.3.

            "Conoco Common Stock" means common stock, par value $.01 per share,
             -------------------
of Conoco.

            "Conoco Disclosure Schedule" means the disclosure schedule delivered
             --------------------------
by Conoco to Phillips concurrently herewith.

            "Conoco Merger" shall have the meaning set forth in the recitals.
             -------------

            "Conoco Merger Consideration" shall have the meaning set forth in
             ---------------------------
Section 3.2(b).

            "Conoco Necessary Consents" shall have the meaning set forth in
             -------------------------
Section 4.1(d).

            "Conoco Preferred Stock" means the preferred stock, par value $.01,
             ----------------------
of Conoco.

            "Conoco Recommendation" shall have the meaning set forth in Section
             ---------------------
6.1(b).

            "Conoco Right" means a preferred share purchase right issuable
             ------------
pursuant to the Conoco Rights Agreement.

            "Conoco Rights Agreement" means the Rights Agreement, dated as of
             -----------------------
July 29, 1999, between Conoco and Equiserve Trust Company, N.A., as successor to First Chicago Trust Company of New York, as rights agent, as amended.

            "Conoco SAR" shall have the meaning set forth in Section 3.4(a).
             ----------

            "Conoco SEC Documents" shall have the meaning set forth in Section
             --------------------
4.1(e).

            "Conoco Stock-Based Award" shall have the meaning set forth in
             ------------------------
Section 3.4(b).

            "Conoco Stock Option" shall have the meaning set forth in Section
             -------------------
3.4(a).

            "Conoco Stock Plans" shall have the meaning set forth in Section
             ------------------
3.4(a).

            "Conoco Stockholder Approval" shall have the meaning set forth in
             ---------------------------
Section 4.1(c)(i).

            "Conoco Stockholders Meeting" shall have the meaning set forth in
             ---------------------------
Section 4.1(c)(i).

            "Conoco Surviving Corporation" shall have the meaning set forth in
             ----------------------------
Section 2.2(b).

            "Conoco Termination Fee" means $550 million.
             ----------------------

            "Controlled Group Liability" means any and all liabilities (a) under
             --------------------------
Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) for violation of the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA, and (e) under corresponding or similar provisions of foreign laws or regulations.

             "Delaware Secretary" shall have the meaning set forth in Section
              ------------------
2.3.

            "DGCL" means the General Corporation Law of the State of Delaware.
             ----

            "DOJ" means the Antitrust Division of the U.S. Department of
             ---
Justice.

            "EC Merger Regulation" shall have the meaning set forth in Section
             --------------------
4.1(d).

            "Effective Time" shall have the meaning set forth in Section 2.3.
             --------------

            "Environmental Claims" means, in respect of any person, (i) any and
             --------------------
all administrative, regulatory or judicial actions, suits, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person, alleging potential presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such person, (ii) circumstances forming the basis of any actual or alleged violation of, or liability under, any Environmental Law or (iii) any and all indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

            "Environmental Laws" means all applicable federal, state, local and
             ------------------
foreign laws (including international conventions, protocols and treaties), common law, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into, by or with any Governmental Entity, relating to pollution, Hazardous Materials, natural resources or the protection, investigation or restoration of the environment.

            "Environmental Permits" means all permits, licenses, registrations
             ---------------------
and other governmental authorizations required under applicable Environmental Laws.

            "ERISA" means the Employee Retirement Income Security Act of 1974,
             -----
as amended, and the rules and regulations promulgated thereunder.

            "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended, and the rules and regulations promulgated thereunder.

            "Exchange Agent" shall have the meaning set forth in Section 3.6.
             --------------

            "Exchange Fund" shall have the meaning set forth in Section 3.6.
             -------------

            "Exchange Ratio" shall have the meaning set forth in Section 3.2(b).
             --------------

            "Expenses" means all out-of-pocket expenses (including all fees and
             --------
expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the Form S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby and thereby.

            "Form S-4" shall have the meaning set forth in Section 4.1(d)(iv).
             --------

            "FTC" means the U.S. Federal Trade Commission.
             ----

            "GAAP" means U.S. generally accepted accounting principles.
             ----

            "Governmental Entity" means any supranational, national, state,
             -------------------
municipal or local government, foreign or domestic, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

            "GIRL" means Gulf Indonesia Resources Limited, a corporation formed
             ----
in Canada.

            "Gulf" means Conoco Canada Resources Limited, a corporation
             ----
formed in Canada.

            "Hazardous Materials" means any petroleum or petroleum products,
             -------------------
radioactive materials or wastes, asbestos, polychlorinated biphenyls and any chemical, material, substance or waste, in each case that is prohibited, limited or regulated pursuant to any Environmental Law.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
             -------
1976, as amended, and the rules and regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service.
             ---

            "Joint Proxy Statement/Prospectus" shall have the meaning set forth
             --------------------------------
in Section 4.1(d)(iv).

            "knowledge" or "known" means, with respect to any entity, the
             ---------      -----
knowledge of such entity's executive officers after reasonable inquiry.

            "Liens" shall have the meaning set forth in Section 2.1(b).
             -----

            "Material Adverse Effect" means, with respect to any entity, a
             -----------------------
material adverse effect on (a) the business, operations, results of operations or financial condition of such entity and its Subsidiaries taken as a whole or
(b) the ability of such entity to timely consummate the transactions contemplated by this Agreement, except, in each case, for any such effect reasonably attributable to (i) general political and economic conditions (including prevailing interest rate and stock market levels) in the United States or the other countries in which such entity operates, (ii) the general state of the industries in which such entity operates or (iii) other than with respect to Sections 4.1(c)(ii), 4.1(d), 4.2(c)(ii), 4.2(d), 6.4(a) or 7.1(c),
the negotiation, announcement, execution, delivery or consummation of the transactions contemplated by, or in compliance with, this Agreement.

            "Merger Sub One" shall have the meaning set forth in the preamble.
             --------------

            "Merger Sub One Common Stock" shall have the meaning set forth in
             ---------------------------
Section 2.1(b).

            "Merger Sub Two" shall have the meaning set forth in the preamble.
             --------------

            "Merger Sub Two Common Stock" shall have the meaning set forth in
             ---------------------------
Section 2.1(b).

            "Mergers" shall have the meaning set forth in the recitals.
             -------

            "New Parent" shall have the meaning set forth in the preamble.
             ----------

            "New Parent Common Stock" shall have the meaning set forth in
             -----------------------
Section 2.1(a).

            "New Parent Rights Agreement" shall have the meaning set forth in
             ---------------------------
Section 6.11(c).

            "New Parent SAR" shall have the meaning set forth in Section 3.4(a).
             --------------

            "New Parent Stock Option" shall have the meaning set forth in
             -----------------------
Section 3.4(a).

            "New Parent Stock-Based Award" shall have the meaning set forth in
             ----------------------------
Section 3.4(b).

            "New Plans" shall have the meaning set forth in Section 6.8(b).
             ---------

            "Newco Employees" shall have the meaning set forth in Section
             ---------------
6.8(a).

            "NYSE" means the New York Stock Exchange, Inc.
             ----

            "other party" means, with respect to Phillips, Conoco, and with
             -----------
respect to Conoco, Phillips.

            "Person" means an individual, corporation, limited liability
             ------
company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

            "Phillips" shall have the meaning set forth in the preamble.
             --------

            "Phillips 2000 10-K" means Phillips's Annual Report on Form 10-K for
             ------------------
the fiscal year ended December 31, 2000, as filed with the SEC.

            "Phillips 10-Q" means Phillips's Quarterly Report on Form 10-Q for
             -------------
the quarter ended September 30, 2001, as filed with the SEC.

            "Phillips Benefit Plan" means a Benefit Plan maintained or
             ---------------------
contributed to by Phillips or a Subsidiary of Phillips, or to which Phillips or any Subsidiary of Phillips is required to contribute.

            "Phillips Capital Stock" means the Phillips Common Stock together
             ----------------------
with the Phillips Preferred Stock.

            "Phillips Certificate" shall have the meaning set forth in Section
             --------------------
3.7(b).

            "Phillips Certificate of Merger" shall have the meaning set forth in
             ------------------------------
Section 2.3.

            "Phillips Common Stock" means common stock, par value $1.25 per
             ---------------------
share, of Phillips.

            "Phillips Disclosure Schedule" means the disclosure schedule
             ----------------------------
delivered by Phillips to Conoco concurrently herewith.

            "Phillips Merger" shall have the meaning set forth in the recitals.
             ---------------

            "Phillips Merger Consideration" shall have the meaning set forth in
             -----------------------------
Section 3.1(b).

            "Phillips Necessary Consents" shall have the meaning set forth in
             ---------------------------
Section 4.2(d).

            "Phillips Preferred Stock" means the preferred stock, par value
             ------------------------
$1.00 per share, of Phillips.

            "Phillips Recommendation" shall have the meaning set forth in
             -----------------------
Section 6.1(c).

            "Phillips Right" means a preferred share purchase right issuable
             --------------
pursuant to the Phillips Rights Agreement.

            "Phillips Rights Agreement" means the Rights Agreement, dated as of
             -------------------------
August 1, 1999, between Phillips and ChaseMellon Shareholder Services, L.L.C., as rights agent.

            "Phillips SAR" shall have the meaning set forth in Section 3.5(a).
             ------------

            "Phillips SEC Documents" shall have the meaning set forth in Section
             ----------------------
4.2(e).

            "Phillips Stock Option" shall have the meaning set forth in Section
             ---------------------
3.5(a).

            "Phillips Stock Plans" shall have the meaning set forth in Section
             --------------------
3.5(a).

            "Phillips Stock-Based Award" shall have the meaning set forth in
             --------------------------
Section 3.5(b).

            "Phillips Stockholder Approval" shall have the meaning set forth in
             -----------------------------
Section 4.2(c)(i).

            "Phillips Stockholders Meeting" shall have the meaning set forth in
             -----------------------------
Section 4.2(c)(i).

            "Phillips Surviving Corporation" shall have the meaning set forth in
             ------------------------------
Section 2.2(a).

            "Phillips Termination Fee" means $550 million dollars.
             ------------------------

            "Qualifying Amendment" means an amendment or supplement to the Joint
             --------------------
Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Phillips Recommendation or a Change in the Conoco Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of Phillips or Conoco (as the case may be) for making such Change in the Phillips Recommendation or Change in the Conoco Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

            "Regulatory Law" means the HSR Act, and all other U.S. federal and
             --------------
state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations, (b) foreign investment, or (c) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

            "Release" means any actual or threatened release, spill, emission,
             -------
leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

            "Required Approvals" shall have the meaning set forth in Section
             ------------------
6.4(a)(i).

            "SEC" means the U.S. Securities and Exchange Commission.
             ---

            "Securities Act" means the Securities Act of 1933, as amended, and
             --------------
the rules and regulations promulgated thereunder.

            "Significant Subsidiary" shall have the meaning ascribed to such
             ----------------------
term in Rule 1-02 of Regulation S-X of the SEC.

            "Subsidiary" shall have the meaning ascribed to such term in Rule
             ----------
1-02 of Regulation S-X of the SEC.

            "Superior Proposal" means, with respect to Phillips or Conoco, as
             -----------------
the case may be, a bona fide written proposal made by a Person other than a party hereto that is (a) for an Acquisition Proposal (except that references in the definition of "Acquisition Proposal" to "20%" shall be "50%") involving such party and (b) is on terms which its Board of Directors in good faith concludes (following receipt of the advice of its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

            "Tosco" means Tosco Corporation, a Nevada corporation and a wholly
             -----
owned subsidiary of Phillips.

            "Tosco Merger Agreement" shall have the meaning set forth in Section
             ----------------------
6.8(a).

            "Tax Return" means any return, report or similar statement
             ----------
(including any attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

            "Taxes" means any and all U.S. federal, state or local, foreign or
             -----
other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

            "Termination Date" shall have the meaning set forth in Section
             ----------------
8.1(b).

            "Voting Debt" means any bonds, debentures, notes or other
             -----------
indebtedness having the right to vote on any matters on which holders of capital stock of the same issuer may vote.

                                   ARTICLE II

                      FORMATION OF NEW PARENT; THE MERGERS

            2.1 Formation of New Parent; Merger Subs. (a) Phillips and Conoco
                ------------------------------------
have caused New Parent to be organized under the laws of the State of Delaware and each owns 50% of the capital stock of New Parent. The authorized capital stock of New Parent consists of 100 shares of common stock, par value $.01 per share (the "New Parent Common Stock"), of which one share has been issued to
            -----------------------
Phillips and one share has been issued to Conoco. Phillips and Conoco shall take, and shall cause New Parent to take, all requisite action to cause the certificate of incorporation of New Parent to be in the form of Exhibit A (the "New Parent Charter") and the by-laws of the New Parent to be in the form of
 ------------------
Exhibit B (the "New Parent By-Laws"), in each case, at the Effective Time.
                ------------------

            (b) Merger Subs. Phillips and Conoco have caused New Parent to
                -----------
organize, and New Parent has organized, Merger Sub One and Merger Sub Two under the laws of the State of Delaware. The authorized capital stock of Merger Sub One consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub One Common Stock"), all of which are validly issued, fully paid and
 ---------------------------
nonassessable, and are owned by New Parent free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). The
                                                          -----
authorized capital stock of Merger Sub Two consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Two Common Stock"), all of
                                      ---------------------------
which are validly issued, fully paid and nonassessable, and are owned by New Parent free and clear of any Liens.

            2.2 The Mergers. Upon the terms and subject to the conditions
                -----------
hereof, in accordance with the DGCL, at the Effective Time:

            (a) The Phillips Merger. Merger Sub One shall merge with and into
                -------------------
Phillips, with Phillips continuing as the surviving corporation in the Phillips Merger (the "Phillips Surviving Corporation") and the separate corporate
             ------------------------------
existence of Merger Sub One shall cease. As a result of the Phillips Merger, Phillips will become a wholly owned subsidiary of New Parent.

            (b) The Conoco Merger. Merger Sub Two shall merge with and into
                -----------------
Conoco, with Conoco continuing as the surviving corporation in the Conoco Merger (the "Conoco Surviving Corporation") and the separate corporate existence of
      ----------------------------
Merger Sub Two shall cease.

As a result of the Conoco Merger, Conoco will become a wholly owned subsidiary of New Parent.

            2.3 Effective Time of the Mergers. As soon as practicable on the
                -----------------------------
Closing Date, Phillips shall file with the Secretary of State of the State of Delaware (the "Delaware Secretary") a certificate of merger with respect to the
               ------------------
Phillips Merger (the "Phillips Certificate of Merger") and Conoco shall file
                      ------------------------------
with the Delaware Secretary a certificate of merger with respect to the Conoco Merger (the "Conoco Certificate of Merger," together with the Phillips
             ----------------------------
Certificate of Merger, the "Certificates of Merger"), which Certificates of
                            ----------------------
Merger shall be in such form as is required by, and executed and acknowledged in accordance with, the DGCL. The Mergers shall become effective at such date and time as Phillips and Conoco shall agree and shall be specified in the Certificates of Merger; provided that (i) such date and time shall be after the
                        --------
time of filing of the Certificates of Merger and (ii) both Mergers shall become effective at the same date and time. As used in this Agreement, the term "Effective Time" shall mean the date and time when the Mergers become effective.
 --------------

            2.4 Effects of the Mergers. The Mergers shall have the effects set
                ----------------------
forth in the applicable provisions of the DGCL.

            2.5 Closing. Upon the terms and subject to the conditions set forth
                -------
in Article VII and the termination rights set forth in Article VIII, the closing of the transactions contemplated by this Agreement (the "Closing") will take
                                                         -------
place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, 10019 at 10:00 A.M. on the first Business Day following the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to in writing by Phillips and Conoco (the date of the Closing, the "Closing Date").
                                                              ------------

            2.6 Certificates of Incorporation. (a) At the Effective Time, the
                -----------------------------
certificate of incorporation of the Phillips Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit C, until thereafter changed or amended as provided therein or by applicable law.

            (b) At the Effective Time, the certificate of incorporation of the Conoco Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit D, until thereafter changed or amended as provided therein or by applicable law

            2.7 By-Laws. At the Effective Time, the by-laws of Merger Sub One
                -------
shall be the by-laws of the Phillips Surviving Corporation and the by-laws of Merger Sub Two shall be the by-laws of the Conoco Surviving Corporation.

            2.8 Directors and Officers. (a) The directors and officers of New
                ----------------------
Parent at the Effective Time shall be as Phillips and Conoco shall hereafter agree subject to the covenants and agreements set forth in Section 6.2.

            (b) The directors of Merger Sub One immediately prior to the Effective Time shall be the directors of the Phillips Surviving Corporation and the officers of Phillips immediately prior to the Effective Time shall be the officers of the Phillips Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

            (c) The directors of Merger Sub Two immediately prior to the Effective Time shall be the directors of the Conoco Surviving Corporation and the officers of Conoco immediately prior to the Effective Time shall be the officers of the Conoco Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

            (d) Phillips and Conoco shall cause such persons as shall be mutually agreed upon by Phillips and Conoco to be appointed directors of Merger Sub One and Merger Sub Two, respectively, effective as of immediately prior to the Effective Time.

            2.9 Actions of Phillips and Conoco. Phillips and Conoco, as the
                ------------------------------
holders of all the outstanding shares of New Parent Common Stock, have approved this Agreement and the transactions contemplated hereby and shall cause New Parent, as the sole stockholder of each of Merger Sub One and Merger Sub Two, to adopt this Agreement. Each of Phillips and Conoco shall take all actions necessary to cause New Parent, Merger Sub One and Merger Sub Two to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

            2.10 Actions of New Parent. New Parent shall honor, and shall cause
                 ---------------------
the Phillips Surviving Corporation and the Conoco Surviving Corporation, as applicable, to honor, in accordance with their respective terms, the obligations under the employment agreements and severance plans and arrangements listed in the Phillips Disclosure Schedule and the Conoco Disclosure Schedule, as applicable, and under the Phillips Stock Plans and the Conoco Stock Plans, as applicable, for rights and benefits arising as a result of this Agreement and the transactions contemplated hereby.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

            3.1 Effect on Capital Stock of Phillips and Merger Sub One. At the
                ------------------------------------------------------
Effective Time, by virtue of the Phillips Merger and without any action on the part of Phillips, New Parent, Merger Sub One or any holder of any shares of Phillips Common Stock:

            (a) All shares of Phillips Capital Stock that are held by Phillips as treasury stock or that are owned by New Parent, Phillips, Merger Sub One or Merger Sub Two immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (b) Subject to Section 3.1(a), each outstanding share of Phillips Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one fully paid and nonassessable share of New Parent Common Stock (the "Phillips Merger Consideration"). All
                                       -----------------------------
shares of New Parent Common Stock issued pursuant to this Section 3.1(b) shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof.

            (c) All of the shares of Phillips Common Stock converted into the right to receive New Parent Common Stock pursuant to this Section 3.1 shall cease to be outstanding and shall be cancelled and retired and shall cease to exist and, as of the Effective Time, the holders of Phillips Common Stock shall be deemed to have received shares of New Parent Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Phillips Common Stock or issuance of new certificates representing New Parent Common Stock), with each certificate representing shares of Phillips Common Stock prior to the Effective Time being deemed to represent automatically an equivalent number of shares of New Parent Common Stock.

            (d) Each share of Merger Sub One Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Phillips Surviving Corporation.

            3.2 Effect on Capital Stock of Conoco and Merger Sub Two. At the
                ----------------------------------------------------
Effective Time, by virtue of the Mergers and without any action on the part of Conoco, New Parent, Merger Sub Two or any holder of any shares of Conoco Common
Stock:

            (a) All shares of Conoco Capital Stock that are held by Conoco as treasury stock or that are owned by New Parent, Conoco, Merger Sub One or Merger Sub Two immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist.

            (b) Subject to Sections 3.2(a) and 3.10, each outstanding share of Conoco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.4677 (the "Exchange Ratio")
                                                               --------------
of a fully paid and nonassessable share of New Parent Common Stock (the "Conoco
                                                                         ------
Merger Consideration"). All of such shares of New Parent Common Stock shall be
--------------------
duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. All shares of Conoco Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Conoco Common Stock (a "Conoco Certificate") shall thereafter cease to have any rights with respect
    ------------------
to such shares of Conoco Common Stock, except the right to receive the Conoco Merger Consideration to be issued in consideration therefor, any cash in lieu of fractional shares of applicable New Parent Common Stock with respect thereto to be issued in consideration therefor and any dividends or other distributions to which holders of Conoco Common Stock become entitled all in accordance with this
Article III upon the surrender of such Conoco Certificate.

            (c) If, between the date of this Agreement and the Effective Time, there is a reclassification, recapitalization, stock split, split-up, stock dividend, combination or exchange of shares with respect to, or rights issued in respect of, Conoco Common Stock or Phillips Common Stock, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Conoco Common Stock and Phillips Common Stock the same economic effect as contemplated by this Agreement prior to such event.

            (d) Each share of Merger Sub Two Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Conoco Surviving Corporation.

            3.3 Effect on New Parent Common Stock. At the Effective Time, each
                ---------------------------------
share of the capital stock of New Parent issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of the capital stock of New Parent owned by the Phillips Surviving Corporation or the Conoco Surviving Corporation shall be cancelled by New Parent without payment therefor.

            3.4 Conoco Stock Options and Other Equity-Based Awards. (a) Each
                --------------------------------------------------
option to purchase shares of Conoco Common Stock (a "Conoco Stock Option") and
                                                     -------------------
each stock appreciation right with respect to shares of Conoco Common Stock (a "Conoco SAR") granted under the employee and director stock plans of Conoco (the
 ----------
"Conoco Stock Plans"), whether vested or unvested, that is outstanding
 ------------------
immediately prior to the Effective Time shall cease to represent respectively a right to acquire shares of Conoco Common Stock or a stock appreciation right with respect to shares of Conoco Common Stock and shall be converted, at the Effective Time, into respectively an option to purchase shares of New Parent Common Stock (a "New Parent Stock Option") and a stock appreciation right with
                 -----------------------
respect to shares of New Parent Common Stock (a "New Parent SAR"), on the same
                                                 --------------
terms and conditions as were applicable under such Conoco Stock Option or Conoco SAR (but taking into account any changes thereto, including the acceleration thereof, provided for in the Conoco Stock Plans, in any award agreement or in such Conoco Stock Option or Conoco SAR by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock Option or New Parent SAR shall be the number of shares of Conoco Common Stock subject to each such Conoco Stock Option or Conoco SAR multiplied by the Exchange Ratio, rounded, if necessary, to the nearest whole share of New Parent Common Stock, and such New Parent Stock Option or New Parent SAR shall have an exercise price (or base price) per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price (or base price) specified in such Conoco Stock Option or Conoco SAR divided by the Exchange Ratio; provided, however, that, in the case of any
                               --------  -------
Conoco Stock Option to which Section 421 of the Code as of the Effective Time (after taking into account the effect of any accelerated vesting thereof) applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of New Parent Common Stock subject to such option and the terms and conditions of exercise of such option and any related
SAR shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

            (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Conoco Common Stock or benefits measured by the value of a number of shares of Conoco Common Stock, and each award of any kind consisting of shares of Conoco Common Stock, granted under the Conoco Stock Plans (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Conoco Stock Options or Conoco SARs (each, a "Conoco Stock-Based Award"), whether vested or unvested, which is outstanding
   ------------------------
immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Conoco Common Stock and shall be converted, at the Effective Time, into a right or award with respect to New Parent Common Stock (a "New Parent Stock-Based Award"), on the same terms and conditions as
          ----------------------------
were applicable under the Conoco Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the Conoco Stock Plans, in any award agreement or in such Conoco Stock-Based Award by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock-Based Award shall be equal to the number of shares of Conoco Common Stock subject to the Conoco Stock-Based Award, multiplied by the Exchange Ratio, rounded if necessary to the nearest whole share of New Parent Common Stock. All dividend equivalents credited to the account of each holder of a Conoco Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

            (c) As soon as practicable after the Effective Time, New Parent shall deliver to the holders of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Conoco Stock Plans and agreements evidencing the grants of such Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards, and stating that such Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards and agreements have been assumed by New Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.4 after giving effect to the Mergers and the terms of the Conoco Stock Plans).

            (d) Prior to the Effective Time, Conoco shall take all necessary action for the adjustment of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards under this Section 3.4. New Parent shall reserve for issuance a number of shares of New Parent Common Stock at least equal to the number of shares of New Parent Common Stock that will be subject to New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards as a result of the actions contemplated by this Section 3.4. As soon as practicable following the Effective Time, New Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of New Parent Common Stock subject to such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Parent Stock Options, New Parent SARs or New Parent Stock-Based Awards remain outstanding.

            3.5 Phillips Stock Options and Other Equity-Based Awards. (a) Each
                ----------------------------------------------------
option to purchase shares of Phillips Common Stock (a "Phillips Stock Option")
                                                       ---------------------
and each stock appreciation right with respect to shares of Phillips Common Stock (a "Phillips SAR") granted under the employee and director stock plans of
          ------------
Phillips (the "Phillips Stock Plans"), whether vested or unvested, that is
               --------------------
outstanding immediately prior to the Effective Time shall cease to represent respectively a right to acquire shares of Phillips Common Stock and shall be converted, at the Effective Time, into a New Parent Stock Option and a New Parent SAR, on the same terms and conditions as were applicable under such Phillips Stock Option or Phillips SAR (but taking into account any changes thereto, including the acceleration thereof, provided for in the Phillips Stock Plans, in any award agreement or in such Phillips Stock Option or Phillips SAR by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock Option or New Parent SAR shall be equal to the number of shares of Phillips Common Stock subject to each such Phillips Stock Option or Phillips SAR and such New Parent Stock Option or New Parent SAR shall have an exercise price (or base price) per share equal to the per share exercise price (or base price) specified in such Phillips Stock Option or Phillips SAR.

            (b) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Phillips Common Stock or benefits measured by the value of a number of shares of Phillips Common Stock, and each award of any kind consisting of shares of Phillips Common Stock, granted under the Phillips Stock Plans (including restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Phillips Stock Options or Phillips SARs (each, a "Phillips Stock-Based Award"), whether vested or unvested, which is
          --------------------------
outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Phillips Common Stock and shall be converted, at the Effective Time, into a New Parent Stock-Based Award, on the same terms and conditions as were applicable under the Phillips Stock-Based Awards (but taking into account any changes thereto, including the acceleration thereof, provided for in the Phillips Stock Plans, in any award agreement or in such Phillips Stock-Based Award by reason of this Agreement or the transactions contemplated hereby). The number of shares of New Parent Common Stock subject to each such New Parent Stock-Based Award shall be equal to the number of shares of Phillips Common Stock subject to the Phillips Stock-Based Award. All dividend equivalents credited to the account of each holder of a Phillips Stock-Based Award as of the Effective Time shall remain credited to such holder's account immediately following the Effective Time, subject to adjustment in accordance with the foregoing.

            (c) As soon as practicable after the Effective Time, New Parent shall deliver to the holders of Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards appropriate notices setting forth such holders' rights pursuant to the respective Phillips Stock Plans and agreements evidencing the grants of such Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards and stating that such Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards and agreements have been assumed by New Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.5 after giving effect to the Mergers and the terms of the Phillips Stock Plans).

            (d) Prior to the Effective Time, Phillips shall take all necessary action for the adjustment of Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards under this Section 3.5. New Parent shall reserve for issuance a number of shares of New Parent Common Stock at least equal to the number of shares of New Parent Common Stock that will be subject to New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards as a result of the actions contemplated by this Section 3.5. As soon as practicable following the Effective Time, New Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of New Parent Common Stock subject to such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such New Parent Stock Options, New Parent SARs and New Parent Stock-Based Awards remain outstanding.

            3.6 Exchange Fund. Prior to the Effective Time, Phillips and New
                -------------
Parent shall appoint Mellon Investor Services LLC, or a commercial bank or trust company, or a subsidiary thereof, reasonably acceptable to Conoco, to act as exchange agent hereunder for the purpose of exchanging Conoco Certificates for the Conoco Merger Consideration (the "Exchange Agent"). At or prior to the
                                      --------------
Effective Time, New Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Conoco Common Stock, certificates representing the shares of New Parent Common Stock issuable pursuant to Section
3.2 in exchange for outstanding shares of Conoco Common Stock. Following the Effective Time, New Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any amounts required under Sections 3.8 and 3.10. Any cash and certificates representing New Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."
 -------------

            3.7 Exchange Procedures. (a) Promptly after the Effective Time, New
                -------------------
Parent shall cause the Exchange Agent to mail to each holder of a Conoco Certificate (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the Conoco Certificates shall pass, only upon proper delivery of the Conoco Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Phillips or Conoco may reasonably specify (such letter to be reasonably acceptable to Phillips and Conoco prior to the Effective Time) and (ii) instructions for effecting the surrender of such Conoco Certificates in exchange for the Conoco Merger Consideration, together with any dividends and other distributions with respect thereto and any cash in lieu of fractional shares of New Parent Common Stock. Upon surrender of a Conoco Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Conoco Certificate shall be entitled to receive in exchange therefor (A) certificates representing shares of New Parent Common Stock representing, in the aggregate, the whole number of shares of New Parent Common Stock that such holder has the right to receive pursuant to Section 3.2 (after taking into account all shares of Conoco Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to Section 3.10 and dividends and other distributions pursuant to Section 3.8. Any uncertificated shares of Conoco Common Stock in book-entry form shall be deemed surrendered to the Exchange Agent at the Effective Time, and each holder thereof shall be entitled to receive (A) certificates representing shares of New Parent Common Stock representing, in the aggregate, the whole number of shares of New Parent Common Stock that such holder has the right to receive pursuant to Section 3.2 (after taking into account all shares of Conoco Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to Section
3.10 and dividends and other distributions pursuant to Section 3.8. Until such time as a certificate representing New Parent Common Stock is issued to or at the direction of the holder of a surrendered Conoco Certificate, such New Parent Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. No interest will be paid or will accrue on any cash payable pursuant to Section 3.8 or Section 3.10. In the event of a transfer of ownership of Conoco Common Stock that is not registered in the transfer records of Conoco, one or more shares of New Parent Common Stock evidencing, in the aggregate, the proper number of shares of New Parent Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article III, including cash in lieu of any fractional shares of New Parent Common Stock pursuant to Section 3.10 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.8, may be issued with respect to such Conoco Common Stock to such a transferee if the Conoco Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

            (b) Each certificate representing shares of Phillips Common Stock prior to the Effective Time (a "Phillips Certificate") (and each uncertificated
                                --------------------
share of Phillips Common Stock in book-entry form, if any, prior to the Effective Time) shall be deemed to represent an equivalent number of shares of New Parent Common Stock without any action on the part of the holder thereof provided, however, that if an exchange of Phillips Certificates for new
--------  -------
certificates is required by law or applicable rule or regulation, or is requested by any holder thereof, the parties will cause New Parent to arrange for such exchange on a one-share-for-one-share basis.

            3.8 Distributions with Respect to Unexchanged Shares. No dividends
                ------------------------------------------------
or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Conoco Certificate with respect to the shares of New Parent Common Stock that such holder would be entitled to receive upon surrender of such Conoco Certificate, and no cash payment in lieu of fractional shares of New Parent Common Stock shall be paid to any such holder pursuant to
Section 3.10 until such holder shall surrender such Conoco Certificate in accordance with Section 3.7. Subject to the effect of applicable law, following surrender of any such Conoco Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of New Parent Common Stock to which such holder is entitled pursuant to
Section 3.10 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of New Parent Common Stock and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of New Parent Common Stock.

            3.9 No Further Ownership Rights in Conoco Common Stock or Phillips
                --------------------------------------------------------------
Common Stock. All shares of New Parent Common Stock issued and cash paid upon
------------
conversion of shares of Conoco Common Stock or Phillips Common Stock in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.8 or 3.10) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Conoco Common Stock or Phillips Common Stock.

            3.10 No Fractional Shares of New Parent Common Stock. No
                 -----------------------------------------------
certificates or scrip or shares of New Parent Common Stock representing fractional shares of New Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Conoco Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of New Parent or a holder of shares of New Parent Common Stock. For purposes of this Section 3.10, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Notwithstanding any other provision of this Agreement, each holder of Conoco Certificates who would otherwise have been entitled to receive a fraction of a share of New Parent Common Stock (determined after taking into account all Conoco Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of New Parent Common Stock multiplied by (b) the closing price for a share of New Parent Common Stock as reported on the NYSE on the first trading day following the date on which the Effective Time occurs. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Conoco Common Stock in lieu of any fractional interests, the Exchange Agent shall notify New Parent, and New Parent shall ensure that there is deposited with the Exchange Agent and shall cause the Exchange Agent to make available in accordance with this Agreement such amounts to such former holders of Conoco Common Stock.

            3.11 Termination of Exchange Fund. Any portion of the Exchange Fund
                 ----------------------------
that remains undistributed to the holders of Conoco Certificates one year after the Effective Time shall, at New Parent's request, be delivered to New Parent or otherwise on the instruction of New Parent, and any holders of Conoco Certificates who have not theretofore complied with this Article III shall after such delivery look only to New Parent for the Conoco Merger Consideration with respect to the shares of Conoco Common Stock formerly represented thereby to which such holders are entitled pursuant to Sections 3.2 and 3.7, any cash in lieu of fractional shares of New Parent Common Stock to which such holders are entitled pursuant to Section 3.10 and any dividends or distributions with respect to shares of New Parent Common Stock to which such holders are entitled pursuant to Section 3.8. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Conoco Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by law, become the property of New Parent free and clear of any claims or interest of any Person previously entitled thereto.

            3.12 No Liability. None of Phillips, New Parent, Merger Sub One,
                 ------------
Merger Sub Two, Conoco or the Exchange Agent shall be liable to any Person in respect of any Conoco Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            3.13 Investment of the Exchange Fund. The Exchange Agent shall
                 -------------------------------
invest any cash included in the Exchange Fund as directed by New Parent, on a daily basis, provided that no such investment or loss thereon shall affect the
             --------
amounts payable or the timing of the amounts payable to Conoco stockholders pursuant to Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to New Parent.

            3.14 Lost Certificates. If any Conoco Certificate or Phillips
                 -----------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Conoco Certificate or Phillips Certificate to be lost, stolen or destroyed and, if required by New Parent, the posting by such Person of a bond in such reasonable amount as New Parent may direct as indemnity against any claim that may be made against it with respect to such Conoco Certificate or Phillips Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Conoco Certificate or Phillips Certificate, the Conoco Merger Consideration or Phillips Merger Consideration, as applicable, with respect to the shares of Conoco Common Stock or Phillips Common Stock formerly represented thereby, any cash in lieu of fractional shares of New Parent Common Stock, and unpaid dividends and distributions on shares of New Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

            3.15 Withholding Rights. New Parent shall be entitled to deduct and
                 ------------------
withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by New Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by New Parent.

            3.16 Further Assurances. At and after the Effective Time, the
                 ------------------
officers and directors of New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation, as applicable, shall be authorized to execute and deliver, in the name and on behalf of the Phillips Surviving Corporation, Merger Sub One or Phillips, or the Conoco Surviving Corporation, Merger Sub Two or Conoco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Phillips Surviving Corporation, Merger Sub One or Phillips, or the Conoco Surviving Corporation, Merger Sub Two or Conoco, any other actions and things necessary to vest, perfect or confirm of record or otherwise in New Parent, the

Phillips Surviving Corporation or the Conoco Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation, as applicable, as a result of, or in connection with, the Mergers.

            3.17 Stock Transfer Books. The stock transfer books of Phillips and
                 --------------------
Conoco shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Conoco Common Stock or Phillips Common Stock thereafter on the records of Conoco or Phillips. On or after the Effective Time, any Conoco Certificates or Phillips Certificates presented to the Exchange Agent, New Parent, the Phillips Surviving Corporation or the Conoco Surviving Corporation for any reason shall be converted into the right to receive the Conoco Merger Consideration or Phillips Merger Consideration, as applicable, with respect to the shares of Conoco Common Stock or Phillips Common Stock formerly represented thereby (including any cash in lieu of fractional shares of New Parent Common Stock to which the holders thereof are entitled pursuant to Section 3.10 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.8).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of Conoco. Except as disclosed in
                ----------------------------------------
the Conoco Disclosure Schedule or in the Conoco SEC Documents filed with the SEC prior to the date of this Agreement, Conoco hereby represents and warrants to Phillips as follows:

            (a) Corporate Organization. (i) Conoco is a corporation duly
                ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Conoco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Conoco. True and complete copies of the Restated Certificate of Incorporation and By-Laws of Conoco, as in effect as of the date of this Agreement, have previously been made available by Conoco to Phillips.

            (ii) Each Subsidiary of Conoco (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Conoco.

            (b) Capitalization. (i) The authorized capital stock of Conoco
                --------------
consists of (A) 4,600,000,000 shares of Conoco Common Stock, of which, as of November 15, 2001, 625,486,343 shares were issued and outstanding and 3,451,703 shares were held in treasury and (B) 250,000,000 shares of Conoco Preferred Stock, of which no shares are issued and outstanding. From November 16, 2001 to the date of this Agreement, no shares of Conoco Capital Stock have been issued except pursuant to the Conoco Stock Plans. All issued and outstanding shares of Conoco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of stock options and stock issued pursuant to Conoco Stock Plans and pursuant to the Conoco Rights, Conoco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Conoco Capital Stock or any other equity securities of Conoco or any securities of Conoco representing the right to purchase or otherwise receive any shares of Conoco Capital Stock. As of November 15, 2001, no shares of Conoco Capital Stock were reserved for issuance, except for 45,000,000 shares of Conoco Common Stock reserved for issuance upon the exercise of stock options pursuant to the Conoco Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Conoco 2000 10-K, and 1,000,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with the Conoco Rights Agreement. Conoco has no Voting Debt issued or outstanding. As of November 15, 2001, 43,195,351 shares of Conoco Common Stock are subject to Conoco Stock Options. Since November 16, 2001, except as permitted by this Agreement, (i) no Conoco Common Stock has been issued except in connection with the exercise of issued and outstanding Conoco Stock Options and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of, shares of Conoco Common Stock have been issued, granted or made.

            (ii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Conoco, as of the date hereof Conoco owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Significant Subsidiary of Conoco, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Significant Subsidiary of Conoco has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            (c) Authority; No Violation. (i) Conoco has full corporate power and
                -----------------------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Conoco. The Board of Directors of Conoco has directed that this Agreement be submitted to Conoco stockholders at a meeting of Conoco stockholders for the purpose of adopting this Agreement (the "Conoco Stockholders Meeting"), and, except for the
                              ---------------------------
adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Conoco Common Stock (the "Conoco Stockholder
                                                       ------------------
Approval"), no other corporate proceedings on the part of Conoco are necessary
--------
to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Conoco and (assuming due authorization, execution and delivery by Phillips, New Parent, Merger Sub One and Merger Sub Two) constitutes a valid and binding obligation of Conoco, enforceable against Conoco in accordance with its terms.

            (ii) Neither the execution and delivery of this Agreement by Conoco, nor the consummation by Conoco of the transactions contemplated hereby, nor compliance by Conoco with any of the terms or provisions hereof, will (A) violate any provision of the Restated Certificate of Incorporation or By-Laws of Conoco, or (B) assuming that the consents and approvals referred to in Section 4.1(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Conoco or any of its Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Conoco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Conoco or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, either individually or in the aggregate, would not have a Material Adverse Effect on Conoco, the Conoco Surviving Corporation or New Parent.

            (d) Consents and Approvals. Except for (i) the filing of a
                ----------------------
notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filings under Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger
                                                                   ---------
Regulation"), (iii) the filings under the Canadian Investment Regulations, (iv)
----------
the filing with the SEC of a joint proxy statement/prospectus relating to the matters to be submitted to Phillips stockholders at the Phillips Stockholders Meeting and the matters to be submitted to Conoco stockholders at the Conoco Stockholders Meeting (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and a
                             --------------------------------
registration statement on Form S-4 with respect to the issuance of New Parent Common Stock in the Mergers (such Form S-4, and any amendments or supplements thereto, the "Form S-4"), (v) the filing of the Certificates of Merger pursuant
              --------
to the DGCL, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses (ii) through (vii) above,

"Conoco Necessary Consents") and (viii) such other consents, approvals,
 -------------------------
filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Conoco, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Conoco of this Agreement and (B) the consummation by Conoco of the transactions contemplated by this Agreement.

            (e) Financial Reports and SEC Documents. The Conoco 2000 10-K and
                -----------------------------------
all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Conoco or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed, or to be filed, with the SEC (collectively, the "Conoco SEC Documents"), (i) complied or
                                        --------------------
will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date of this Agreement), (A) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and (B) each of the balance sheets contained in or incorporated by reference into any such Conoco SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Conoco SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements; provided that, with respect to Gulf or GIRL only, in no event shall
            --------
any non-compliance as to form, untrue statements, omissions or failures of the balance sheets or financial statements to fairly present the financial position be deemed material unless such non-compliance, untrue statements, omissions or failures would, in the aggregate, be material with respect to Conoco and its Subsidiaries taken as a whole.

            (f) Absence of Undisclosed Liabilities. Neither Conoco nor any of
                ----------------------------------
its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements in the Conoco 10-Q or reflected in the notes thereto or (B) were incurred in the ordinary course of business, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Conoco, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Conoco and its Subsidiaries prepared in accordance with GAAP consistently applied.

            (g) Absence of Certain Changes or Events. Since September 30, 2001,
                ------------------------------------
Conoco has conducted its business only in the ordinary course, and since such date there has not been:

            (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Conoco;

            (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Conoco Capital Stock or any repurchase for value by Conoco of any Conoco Capital Stock;

            (iii) prior to the date of this Agreement, any split, combination or reclassification of any Conoco Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Conoco Capital Stock;

            (iv) prior to the date of this Agreement, (A) any granting by Conoco to any director or executive officer of Conoco of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in the Conoco SEC Documents,
(B) any granting by Conoco to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in the Conoco SEC Documents, or (C) any entry by Conoco into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer; or

            (v) prior to the date of this Agreement, any change in financial accounting methods, principles or practices by Conoco or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Conoco, except insofar as may have been required by a change in GAAP.

            (h) Legal Proceedings. There is no suit, action or proceeding or
                -----------------
investigation pending or, to the knowledge of Conoco, threatened, against or affecting Conoco or any of its Subsidiaries or, to the knowledge of Conoco, any basis for any such suit, action, proceeding or investigation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Conoco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Conoco or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

            (i) Compliance with Applicable Law. Conoco and each of its
                ------------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Conoco or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Conoco.

            (j) Environmental Liability. Except for matters that individually or
                -----------------------
in the aggregate, would not have a Material Adverse Effect on Conoco, (i) Conoco and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Conoco or any of its Subsidiaries;
(iii) there are no Environmental Claims pending or, to the knowledge of Conoco, threatened against Conoco or any of its Subsidiaries; (iv) none of Conoco and its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (v) none of Conoco and its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against Conoco or any of its Subsidiaries.

            (k) Employee Benefit Plans; Labor Matters. (i) There do not now
                -------------------------------------
exist, and to the knowledge of Conoco, there are no existing, circumstances that could reasonably be expected to result in, any Controlled Group Liability to Conoco or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Conoco. No Conoco Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

            (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Conoco, (A) each of the Conoco Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and
(B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Conoco, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Conoco Benefit Plans, any fiduciaries thereof with respect to their duties to the Conoco Benefit Plans or the assets of any of the trusts under any of the Conoco Benefit Plans that could reasonably be expected to result in any material liability of Conoco or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Conoco Benefit Plan, any participant in a Conoco Benefit Plan, or any other party.

            (iii) As of the date of this Agreement, neither Conoco nor any of its Subsidiaries is a party to any material collective bargaining or other labor union contract applicable to individuals employed by Conoco or anyof its Subsidiaries, and no such collective bargaining agreement or other labor union contract is being negotiated by Conoco or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect on Conoco,
(A) there is no labor dispute, strike, slowdown or work stoppage against Conoco or any of its Subsidiaries pending or, to the knowledge of Conoco, threatened against Conoco or any of its Subsidiaries and (B) no unfair labor practice or labor charge or complaint has occurred with respect to Conoco or any of its Subsidiaries.

            (iv) Section 4.1(k)(iv) of the Conoco Disclosure Schedule sets forth an accurate and complete list of each Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Conoco or any of its Subsidiaries, or could limit the right of Conoco or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Conoco Benefit Plan or related trust or any material employment agreement or related trust.

            (l) Taxes. (i) Each of Conoco and its Subsidiaries has duly and
                -----
timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Conoco. Conoco and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Conoco. There are no pending or, to the knowledge of Conoco, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Conoco or any of its Subsidiaries, except for those that would not reasonably be expected to have a Material Adverse Effect on Conoco. There are no Liens for Taxes upon the assets of Conoco or any of its Subsidiaries, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Conoco. Neither Conoco nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Conoco. The consolidated U.S. federal income Tax Returns of Conoco have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1995. Neither Conoco nor any of its Subsidiaries has any liability for Taxes of any Person (other than Conoco and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of U.S. state or local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Conoco. Neither Conoco nor any of its Subsidiaries is a party to any agreement (with any Person other than Conoco and/or any of its Subsidiaries), other than the Tax Sharing Agreement, dated as of October 27, 1998, by and among E. I. du Pont de Nemours and Company and Conoco (a copy of which has been delivered to Phillips), relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Conoco.

            (ii) To Conoco's knowledge, Conoco has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section

355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

            (m) Reorganization under the Code. As of the date of this Agreement,
                -----------------------------
neither Conoco nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

            (n) Form S-4; Joint Proxy Statement/Prospectus. None of the
                ------------------------------------------
information to be supplied by Conoco or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Conoco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Conoco with respect to information supplied by Phillips for inclusion therein.

            (o) State Takeover Laws; Rights Plan. (i) The Board of Directors of
                --------------------------------
Conoco has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

            (ii) Conoco has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any Person to exercise any Conoco Rights under the Conoco Rights Agreement or enable or require the Conoco Rights to separate from the shares of Conoco Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Conoco Rights Agreement) has occurred.

            (p) Opinion of Financial Advisors. Conoco has received the opinions
                -----------------------------
of Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., dated the date hereof, to the effect that the Conoco Merger Consideration to be received by holders of Conoco Common Stock in the Conoco Merger is fair to such stockholders from a financial point of view.

            (q) Board Approval. The Board of Directors of Conoco, at a meeting
                --------------
duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Conoco stockholders, (ii) approved this Agreement and (iii) recommended that this Agreement be adopted by the holders of Conoco Common Stock.

            (r) Brokers' Fees. Neither Conoco nor any of its Subsidiaries nor
                -------------
any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

            (s) Ownership of Phillips Capital Stock. As of the date of this
                -----------------------------------
Agreement, Conoco does not beneficially own any shares of Phillips Capital
Stock.

            4.2 Representations and Warranties of Phillips. Except as disclosed
                ------------------------------------------
in the Phillips Disclosure Schedule or in the Phillips SEC Documents filed with the SEC prior to the date of this Agreement, Phillips hereby represents and warrants to Conoco as follows:

            (a) Corporate Organization. (i) Phillips is a corporation duly
                ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Phillips has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Phillips. True and complete copies of the Restated Certificate of Incorporation and By-Laws of Phillips, as in effect as of the date of this Agreement, have previously been made available by Phillips to Conoco.

            (ii) Each Subsidiary of Phillips (A) is duly organized and validly existing under the laws of its jurisdiction of organization, (B) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (C) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, in each case, except as would not have a Material Adverse Effect on Phillips.

            (b) Capitalization. (i) The authorized capital stock of Phillips
                --------------
consists of (A) 1,000,000,000 shares of Phillips Common Stock, of which, as of November 15, 2001, 408,879,521 shares were issued and outstanding and 21,560,222 shares were held in treasury and (B) 300,000,000 shares of Phillips Preferred Stock, of which no shares are issued and outstanding. From November 16, 2001 to the date of this Agreement, no shares of Phillips Capital Stock have been issued except pursuant to the Phillips Stock Plans. All issued and outstanding shares of Phillips Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of stock options and stock issued pursuant to Phillips Stock Plans and pursuant to the Phillips Rights,

Phillips does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Phillips Capital Stock or any other equity securities of Phillips or any securities of Phillips representing the right to purchase or otherwise receive any shares of Phillips Capital Stock. As of November 15, 2001, no shares of Phillips Capital Stock were reserved for issuance, except for 15,671,607 shares of Phillips Common Stock reserved for issuance upon the exercise of stock options pursuant to the Phillips Stock Plans and in respect of the employee and director savings, compensation and deferred compensation plans described in the Phillips 2000 10-K and 5,000,000 shares of Series B Junior Participating Preferred Stock reserved for issuance in connection with the Phillips Rights Agreement. Phillips has no Voting Debt issued or outstanding. As of November 15, 2001, 15,671,607 shares of Phillips Common Stock are subject to Phillips Stock Options. Since November 16, 2001, except as permitted by this Agreement, (i) no Phillips Common Stock has been issued except in connection with the exercise of issued and outstanding Phillips Stock Options and (ii) no options, warrants, securities convertible into, or commitments made with respect to the issuance of, shares of Phillips Common Stock have been issued, granted or made.

            (ii) Except for immaterial amounts of directors' qualifying shares in foreign Subsidiaries of Phillips, Phillips as of the date hereof owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Significant Subsidiary of Phillips, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Significant Subsidiary of Phillips has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

            (c) Authority; No Violation. (i) Phillips has full corporate power
                -----------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Phillips. The Board of Directors of Phillips has directed that this Agreement be submitted to Phillips's stockholders at a meeting of Phillips stockholders for the purpose of adopting this Agreement (the "Phillips Stockholders Meeting") and, except for the
                     -----------------------------
adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Phillips Common Stock (the "Phillips Stockholder
                                                         --------------------
Approval"), no other corporate proceedings on the part of Phillips are necessary
--------
to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Phillips and (assuming due authorization, execution and delivery by Conoco, New Parent, Merger Sub One and Merger Sub Two) constitutes a valid and binding obligation of Phillips, enforceable against Phillips in accordance with its terms.

            (ii) Neither the execution and delivery of this Agreement by Phillips nor the consummation by Phillips of the transactions contemplated hereby, nor compliance by Phillips with any of the terms or provisions hereof, will (A) violate any provision of the Restated Certificate of Incorporation or By-Laws of Phillips, or (B) assuming that the consents and approvals referred to in Section 4.2(d) are duly obtained, (I) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Phillips or any of its Subsidiaries or any of their respective properties or assets or (II) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, accelerate any right or benefit provided by, or result in the creation of any Lien upon any of the respective properties or assets of Phillips or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Phillips or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (B) above) for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Liens that, either individually or in the aggregate, would not have a Material Adverse Effect on Phillips, the Phillips Surviving Corporation or New Parent.

            (d) Consents and Approvals. Except for (i) the filing of a
                ----------------------
notification and report form under the HSR Act and the termination or expiration of the waiting period under the HSR Act, (ii) the filings under the EC Merger Regulation, (iii) the filings under the Canadian Investment Regulations, (iv) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Form S-4, (v) the filing of the Certificates of Merger pursuant to the DGCL, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the NYSE, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement (the consents, approvals, filings and registration required under or in relation to clauses (ii) through (vii) above, "Phillips Necessary Consents") and (viii) such other consents, approvals,
 ---------------------------
filings and registrations the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Phillips, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Phillips of this Agreement and (B) the consummation by Phillips of the transactions contemplated by this Agreement.

            (e) Financial Reports and SEC Documents. The Phillips 2000 10-K and
                -----------------------------------
all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by Phillips or any of its Subsidiaries subsequent to December 31, 1999 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, in the form filed, or to be filed, with the SEC (collectively, the "Phillips SEC Documents") (i)
                                              ----------------------
complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) as of its filing date (except as amended or supplemented prior to the date of this Agreement), (A) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and
(B) each of the balance sheets contained in or incorporated by reference into any such Phillips SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Phillips SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements; provided that, with respect to Tosco only, in no event shall any
            --------
non-compliance as to form, untrue statements, omissions or failures of the balance sheets or financial statements to fairly present the financial position be deemed material unless such non-compliance, untrue statements, omissions or failures would, in the aggregate, be material with respect to Phillips and its Subsidiaries taken as a whole.

            (f) Absence of Undisclosed Liabilities. Neither Phillips nor any of
                ----------------------------------
its Subsidiaries had at September 30, 2001, or has incurred since that date through the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (i) liabilities, obligations or contingencies that (A) are accrued or reserved against in the financial statements in the Phillips 10-Q or reflected in the notes thereto or
(B) were incurred in the ordinary course of business, (ii) liabilities, obligations or contingencies that (A) would not reasonably be expected to have a Material Adverse Effect on Phillips, or (B) have been discharged or paid in full prior to the date hereof, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Phillips and its Subsidiaries prepared in accordance with GAAP consistently applied.

            (g) Absence of Certain Changes or Events. Since September 30, 2001,
                ------------------------------------
Phillips has conducted its business only in the ordinary course, and since such date there has not been:

            (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Phillips;

            (ii) prior to the date of this Agreement, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Phillips Capital Stock or any repurchase for value by Phillips of any Phillips Capital Stock;

            (iii) prior to the date of this Agreement, any split, combination or reclassification of any Phillips Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Phillips Capital Stock;

            (iv) prior to the date of this Agreement, (A) any granting by Phillips to any director or executive officer of Phillips of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements included in the Phillips SEC Documents, (B) any granting by Phillips to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements included in the Phillips SEC Documents, or (C) any entry by Phillips into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer; or

            (v) prior to the date of this Agreement, any change in financial accounting methods, principles or practices by Phillips or any of its Subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Phillips, except insofar as may have been required by a change in GAAP.

            (h) Legal Proceedings. There is no suit, action or proceeding or
                -----------------
investigation pending or, to the knowledge of Phillips, threatened, against or affecting Phillips or any of its Subsidiaries or, to the knowledge of Phillips, any basis for any such suit, action, proceeding or investigation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Phillips or its Subsidiaries having, or which would reasonably be expected to have, any such effect.

            (i) Compliance with Applicable Law. Phillips and each of its
                ------------------------------
Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Phillips or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Phillips.

            (j) Environmental Liability. Except for matters that individually or
                -----------------------
in the aggregate, would not have a Material Adverse Effect on Phillips, (i) Phillips and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and have obtained or applied for all Environmental Permits necessary for their operations as currently conducted; (ii) there have been no Releases of any Hazardous Materials that could be reasonably likely to form the basis of any Environmental Claim against Phillips or any of its Subsidiaries; (iii) there are no Environmental Claims pending or, to the knowledge of Phillips, threatened against Phillips or any of its Subsidiaries;
(iv) none of Phillips and its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation under any Environmental Law; and (v) none of Phillips and its Subsidiaries has retained or assumed, either contractually or by operation of law, any liability or obligation that could reasonably be expected to have formed the basis of any Environmental Claim against Phillips or any of its Subsidiaries.

            (k) Employee Benefit Plans; Labor Matters. (i) There do not now
                -------------------------------------
exist, and to the knowledge of Phillips, there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability to Phillips or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Phillips. No Phillips Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

            (ii) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Phillips, (A) each of the Phillips Benefit Plans has been operated and administered in all material respects in accordance with applicable law and administrative rules and regulations of any Governmental Entity, including, but not limited to, ERISA and the Code, and (B) there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of Phillips, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Phillips Benefit Plans, any fiduciaries thereof with respect to their duties to the Phillips Benefit Plans or the assets of any of the trusts under any of the Phillips Benefit Plans that could reasonably be expected to result in any material liability of Phillips or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the U.S. Department of the Treasury, the U.S. Department of Labor, any Phillips Benefit Plan, any participant in a Phillips Benefit Plan, or any other party.

            (iii) As of the date of this Agreement, neither Phillips nor any of its Subsidiaries is a party to any material collective bargaining or other labor union contract applicable to individuals employed by Phillips or any of its Subsidiaries, and no such collective bargaining agreement or other labor union contract is being negotiated by Phillips or any of its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect on Phillips,
(A) there is no labor dispute, strike, slowdown or work stoppage against Phillips or any of its Subsidiaries pending or, to the knowledge of Phillips, threatened against Phillips or any of its Subsidiaries and (B) no unfair labor practice or labor charge or complaint has occurred with respect to Phillips or any of its Subsidiaries.

            (iv) Section 4.2(k)(iv) of the Phillips Disclosure Schedule sets forth an accurate and complete list of each Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event), result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Phillips or any of its Subsidiaries, or could limit the right of Phillips or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Phillips Benefit Plan or related trust or any material employment agreement or related trust.

            (l) Taxes. (i) Each of Phillips and its Subsidiaries has duly and
                -----
timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all respects, except to the extent that any failure to have filed or any inaccuracies in such Tax Returns would not reasonably be expected to have a Material Adverse Effect on Phillips. Phillips and each of its Subsidiaries has paid all Taxes required to be paid by it, and has paid all Taxes that it was required to withhold from amounts owing to any employee, creditor or third party, except to the extent that any failure to pay such Taxes would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no pending or, to the knowledge of Phillips, threatened audits, examinations, investigations, deficiencies, claims or other proceedings in respect of Taxes relating to Phillips or any of its Subsidiaries, except for those that would not reasonably be expected to have a Material Adverse Effect on Phillips. There are no Liens for Taxes upon the assets of Phillips or any of its Subsidiaries, other than Liens for current Taxes not yet due, Liens for Taxes that are being contested in good faith by appropriate proceedings, and Liens for Taxes that would not reasonably be expected to have a Material Adverse Effect on Phillips. Neither Phillips nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any taxable year that have not since been filed, nor made any request for waivers of the time to assess any Taxes that are pending or outstanding, except where such request or waiver would not reasonably be expected to have a Material Adverse Effect on Phillips. The consolidated U.S. federal income Tax Returns of Phillips have been examined, or the statute of limitations has closed, with respect to all taxable years through and including 1995. Neither Phillips nor any of its Subsidiaries has any liability for Taxes of any Person (other than Phillips and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of U.S. state or local or foreign law), except as would not reasonably be expected to have a Material Adverse Effect on Phillips. Neither Phillips nor any of its Subsidiaries is a party to any agreement (with any Person other than Phillips and/or any of its Subsidiaries) relating to the allocation or sharing of Taxes, except as would not reasonably be expected to have a Material Adverse Effect on Phillips.

            (ii) Phillips has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Mergers.

            (iii) To Phillips's knowledge, Conoco has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the Closing Date) or (B) in a distribution that otherwise constitutes a "plan" or "series of related transactions" within the meaning of
Section 355(e) of the Code in conjunction with the Mergers.

            (m) Reorganization under the Code. As of the date of this Agreement,
                -----------------------------
neither Phillips nor any of its Subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

            (n) Form S-4; Joint Proxy Statement/Prospectus. None of the
                ------------------------------------------
information to be supplied by Phillips or its Subsidiaries in the Form S-4 or the Joint Proxy Statement/Prospectus will, at the time of the mailing of the Joint Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of each of the Phillips Stockholders Meeting and the Conoco Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply, as of its mailing date, as to form in all material respects with all applicable law, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by Phillips with respect to information supplied by Conoco for inclusion therein.

            (o) State Takeover Laws; Rights Plan. (i) The Board of Directors of
                --------------------------------
Phillips has approved this Agreement and the transactions contemplated by this Agreement as required under any applicable state takeover laws so that any such state takeover laws will not apply to this Agreement or any of the transactions contemplated hereby.

            (ii) Phillips has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any Person to exercise any Phillips Rights under the Phillips Rights Agreement or enable or require the Phillips Rights to separate from the shares of Phillips Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Phillips Rights Agreement) has occurred.

            (p) Opinion of Financial Advisors. Phillips has received the
                -----------------------------
opinions of Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co., dated the date hereof, to the effect that the Phillips Merger Consideration relative to the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to holders of Phillips Common Stock.

            (q) Board Approval. The Board of Directors of Phillips, at a meeting
                --------------
duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Phillips stockholders, (ii) approved this Agreement and (iii) recommended that this Agreement be adopted by the holders of Phillips Common Stock.

            (r) Brokers' Fees. Neither Phillips nor any of its Subsidiaries nor
                -------------
any of their respective officers or directors has employed any broker or finder or incurred any liability for any brokers' fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, excluding fees to be paid to Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Merrill Lynch & Co.

            (s) Ownership of Conoco Capital Stock. As of the date of this
                ---------------------------------
Agreement, Phillips does not beneficially own any shares of Conoco Capital
Stock.

                                   ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

            5.1 Covenants of Conoco. During the period from the date of this
                -------------------
Agreement and continuing until the Effective Time, Conoco agrees as to itself and its Subsidiaries that (except (i) as expressly contemplated or permitted by this Agreement or disclosed in the Conoco Disclosure Schedule, (ii) subject to
Section 5.1(a)(iii), for transactions by GIRL and (iii) for transactions between and among Conoco and its wholly owned Subsidiaries):

            (a) Ordinary Course. (i) Conoco and its Subsidiaries shall carry on
                ---------------
their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

            (ii) Conoco shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business or contemplated by the 2001 capital budget of Conoco and previously disclosed to Phillips or by future capital budgets of Conoco approved by the Board of Directors of Conoco consistent with past practice.

            (iii) Notwithstanding anything to the contrary in this Section 5.1, subject to the fiduciary duties of Conoco or its officers serving as directors of GIRL, Conoco shall cause GIRL to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall cause GIRL to use its reasonable best efforts to keep available the services of its present officers and key employees, preserve intact its present lines of business, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its ongoing businesses shall not be impaired in any material respect at the Effective Time.

            (b) Dividends; Changes in Share Capital. Conoco shall not, and shall
                -----------------------------------
not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.19 per share of Conoco Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) the declaration and payment of regular dividends from a Subsidiary of Conoco to Conoco or to another Subsidiary of Conoco in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Conoco that remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the purchase from time to time by Conoco of Conoco Common Stock (and the associated Conoco Rights) in connection with the Conoco Benefit Plans in the ordinary course of business.

            (c) Issuance of Securities. Conoco shall not, and shall not permit
                ----------------------
any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Conoco Common Stock (and the associated Conoco Rights) upon the exercise of Conoco Stock Options or Conoco SARs or the settlement of Conoco Stock-Based Awards, in each case in accordance with their present terms or pursuant to Conoco Stock Options, Conoco SARs or Conoco Stock-Based Awards granted in accordance with Section 5.1(c) of the Conoco Disclosure Schedule, (ii) issuances, sales or deliveries by a wholly owned Subsidiary of Conoco of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Conoco, (iii) pursuant to acquisitions and investments as disclosed in Section 5.1(e) or 5.1(g) of the Conoco Disclosure Schedule or the financings therefor, (iv) issuances or deliveries in accordance with the Conoco Rights Agreement, (v) sales or dispositions of capital stock of a Subsidiary of Conoco in connection with a disposition permitted pursuant to
Section 5.1(f), (vi) issuances or deliveries of capital stock of Subsidiaries of Conoco in the ordinary course of business in connection with joint venture agreements existing as of the date hereof or (vii) issuances of Conoco Stock Options to the extent required pursuant to reload options that are outstanding on the date hereof.

            (d) Governing Documents. Except to the extent required to comply
                -------------------
with its obligations hereunder or with applicable law, Conoco shall not amend or propose to so amend its Restated Certificate of Incorporation or By-Laws.

            (e) No Acquisitions. Other than acquisitions in the ordinary course
                ---------------
of business that do not present a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law, Conoco shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Conoco and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor).

            (f) No Dispositions. Other than dispositions referred to in the
                ---------------
Conoco SEC Documents filed prior to the date of this Agreement, Conoco shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Conoco), other than in the ordinary course of business and dispositions in the aggregate amount of up to $700 million per year in fair market value.

            (g) Investments; Indebtedness. Conoco shall not, and shall not
                -------------------------
permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Conoco or a Subsidiary of Conoco to or in Conoco or any Subsidiary of Conoco, (B) in the ordinary course of business (provided that none
                                                              --------
of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law) and (C) any capital contributions to or other obligations in respect of any joint ventures of Conoco or any of its Subsidiaries pursuant to an agreement in existence on or prior to the date of this Agreement, or (ii) except in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Conoco or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness.

            (h) Tax-Free Qualification. Conoco shall use its reasonable best
                ----------------------
efforts to, and to cause each of its Subsidiaries to, (i) cause the Conoco Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in
Section 351 of the Code and (ii) obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c), including the execution of the officers' certificates referred to therein. Conoco shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.1) that would prevent or impede the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

            (i) Compensation. Except as required by applicable law or by the
                ------------
terms of any collective bargaining agreement or other binding agreement currently in effect, Conoco and its Significant Subsidiaries shall not: (A) increase the amount of compensation of, or pay any severance to, any director or officer of Conoco or any Significant Subsidiary of Conoco, except in the ordinary course of business consistent with past practice; or (B) adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Conoco Benefit Plan or any related trust or other funding vehicles, except for amendments in the ordinary course of business consistent with past practice and regularly scheduled contributions to trusts funding qualified plans.

            (j) Financial Accounting Methods. Except as disclosed in Conoco SEC
                ----------------------------
Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Conoco shall not change in any material respect its methods of financial accounting in effect at September 30, 2001, except as required by changes in GAAP as concurred in by Conoco's independent public accountants.

            (k) Standstill. Conoco shall not, and shall not permit any of its
                ----------
Subsidiaries to, waive the benefits of, or commit or agree to modify in any manner, any standstill or similar covenant or agreement for the benefit of Conoco or any Subsidiary.

            (l) Certain Actions. Conoco and its Subsidiaries shall not take any
                ---------------
action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Mergers or the other transactions contemplated by this Agreement.

            5.2 Covenants of Phillips. During the period from the date of this
                ---------------------
Agreement and continuing until the Effective Time, Phillips agrees as to itself and its Subsidiaries that (except (i) as expressly contemplated or permitted by this Agreement or disclosed in the Phillips Disclosure Schedule and (ii) for transactions between and among Phillips and its wholly owned Subsidiaries):

            (a) Ordinary Course. (i) Phillips and its Subsidiaries shall carry
                ---------------
on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use their reasonable best efforts to keep available the services of their respective present officers and key employees, preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

            (ii) Phillips shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business or contemplated by the 2001 capital budget of Phillips and previously disclosed to Conoco or by future capital budgets of Phillips approved by the Board of Directors of Phillips consistent with past practice.

            (b) Dividends; Changes in Share Capital. Phillips shall not, and
                -----------------------------------
shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.36 per share of Phillips Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) the declaration and payment of regular dividends from a Subsidiary of Phillips to Phillips or to another Subsidiary of Phillips in accordance with past dividend practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Phillips that remains a wholly owned Subsidiary after consummation of such transaction or
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for the purchase from time to time by Phillips of Phillips Common Stock (and the associated Phillips Rights) in connection with the Phillips Benefit Plans in the ordinary course of business.

            (c) Issuance of Securities. Phillips shall not, and shall not permit
                ----------------------
any of its Subsidiaries to, issue, deliver, sell, pledge or dispose of, or authorize or propose the issuance, delivery, sale, pledge or disposition of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Phillips Common Stock (and the associated Phillips Rights) upon the exercise of Phillips Stock Options or Phillips SARs, or the settlement of Phillips Stock-Based Awards, in each case in accordance with their present terms or pursuant to Phillips Stock Options, Phillips SARs or Phillips Stock-Based Awards granted in accordance with Section 5.2(c) of the Phillips Disclosure Schedule, (ii) issuances, sales or deliveries by a wholly owned Subsidiary of Phillips of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Phillips, (iii) pursuant to acquisitions and investments as disclosed in Section 5.2(e) or 5.2(g) of the Phillips Disclosure Schedule or the financings therefor, (iv) issuances or deliveries in accordance with the Phillips Rights Agreement, (v) sales or dispositions of capital stock of a Subsidiary of Conoco in connection with a disposition permitted pursuant to
Section 5.2(f), (vi) issuances of capital stock of Subsidiaries of Phillips in the ordinary course of business in connection with joint venture agreements existing as of the date hereof or (vii) issuances of Phillips Stock Options to the extent required pursuant to reload options that are outstanding on the date hereof.

            (d) Governing Documents. Except to the extent required to comply
                -------------------
with its obligations hereunder or with applicable law, Phillips shall not amend or propose to so amend its Restated Certificate of Incorporation or By-Laws.

            (e) No Acquisitions. Other than acquisitions in the ordinary course
                ---------------
of business that do not present a material risk of making it materially more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law, Phillips shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of Phillips and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor).

            (f) No Dispositions. Other than dispositions referred to in the
                ---------------
Phillips SEC Documents filed prior to the date of this Agreement, Phillips shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Phillips), other than in the ordinary course of business and dispositions in the aggregate amount of up to $1,000 million per year in fair market value.

            (g) Investments; Indebtedness. Phillips shall not, and shall not
                -------------------------
permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) loans or investments by Phillips or a Subsidiary of Phillips to or in Phillips or any Subsidiary of Phillips, (B) in the ordinary course of business (provided that
                                                                --------
none of such transactions referred to in this clause (B) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Mergers under Regulatory Law) and (C) any capital contributions to or other obligations in respect of any joint ventures of Conoco or any of its Subsidiaries pursuant to an agreement in existence on or prior to the date of this Agreement, or (ii) except in the ordinary course, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Phillips or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person (other than any wholly owned Subsidiary) or enter into any arrangement having the economic effect of any of the foregoing, other than refinancings of pre-existing indebtedness.

            (h) Tax-Free Qualification. Phillips shall use its reasonable best
                ----------------------
efforts to, and to cause each of its Subsidiaries to, (i) cause the Phillips Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in
Section 351 of the Code and (ii) obtain the opinions of counsel referred to in Sections 7.2(c) and 7.3(c), including the execution of the officers' certificates referred to therein. Phillips shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 5.2) that would prevent or impede the Conoco Merger or the Phillips Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

            (i) Compensation. Except as required by applicable law or by the
                ------------
terms of any collective bargaining agreement or other binding agreement currently in effect, Phillips and its Significant Subsidiaries shall not: (A) increase the amount of compensation of, or pay any severance to, any director or officer of Phillips or any Significant Subsidiary of Phillips, except in the ordinary course of business consistent with past practice; or (B) adopt or amend or make any commitment to adopt or amend any Benefit Plan or fund or make any contribution to any Phillips Benefit Plan or any related trust or other funding vehicles, except for amendments in the ordinary course of business consistent with past practice and regularly scheduled contributions to trusts funding qualified plans.

            (j) Financial Accounting Methods. Except as disclosed in Phillips
                ----------------------------
SEC Documents filed prior to the date of this Agreement, or as required by a Governmental Entity, Phillips shall not change in any material respect its methods of financial accounting in effect at

September 30, 2001, except as required by changes in GAAP as concurred in by Phillips's independent public accountants.

            (k) Standstill. Phillips shall not, and shall not permit any of its
                ----------
Subsidiaries to, waive the benefits of, or commit or agree to modify in any manner, any standstill or similar covenant or agreement for the benefit of Phillips or any Subsidiary.

            (l) Certain Actions. Phillips and its Subsidiaries shall not take
                ---------------
any action or omit to take any action for the purpose of preventing, delaying or impeding the consummation of the Mergers or the other transactions contemplated by this Agreement.

            5.3 Governmental Filings. Phillips and Conoco shall (a) confer on a
                --------------------
reasonable basis with each other and (b) report to each other (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) on operational matters. Phillips and Conoco shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall, if requested by the other party and (to the extent permitted by applicable law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly upon request.

            5.4 Control of Other Party's Business. Nothing contained in this
                ---------------------------------
Agreement shall give Conoco, directly or indirectly, the right to control or direct Phillips's operations or give Phillips, directly or indirectly, the right to control or direct Conoco's operations prior to the Effective Time. Prior to the Effective Time, each of Phillips and Conoco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            6.1 Preparation of Proxy Statement; Stockholders Meetings. (a) As
                -----------------------------------------------------
promptly as reasonably practicable following the date hereof, Phillips and Conoco shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials that shall constitute the Joint Proxy Statement/Prospectus and Phillips and Conoco shall prepare, and New Parent shall file with the SEC, the Form S-4. The Joint Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Form S-4 as New Parent's prospectus. Each of Phillips, Conoco and New Parent shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of Phillips, Conoco and New Parent shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments, and advise each other of any oral comments, with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. Phillips, Conoco and New Parent shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each will provide each other parties with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both Phillips and Conoco, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that
         --------
are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Phillips, in connection with
                           --------  -------
a Change in the Phillips Recommendation, and Conoco, in connection with a Change in the Conoco Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. Phillips will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Phillips stockholders, and Conoco will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Conoco stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each of Phillips, Conoco and New Parent will advise the other parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the New Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If, at any time prior to the Effective Time, any information relating to Phillips or Conoco, or any of their respective affiliates, officers or directors, is discovered by Phillips or Conoco and such information should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Phillips and Conoco.

            (b) Conoco shall duly take all lawful action to call, give notice of, convene and hold the Conoco Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Conoco for the purpose of obtaining the Conoco Stockholder Approval and, subject to
Section 6.5 and Section 8.5, shall take all lawful action to solicit the Conoco Stockholder Approval. The Board of Directors of Conoco shall recommend the adoption of the plan of merger contained in this Agreement by the Conoco stockholders to the effect as set forth in Section 4.1(q) (the "Conoco
                                                                ------
Recommendation"), and shall not, unless Phillips makes a Change in the Phillips
--------------
Recommendation, (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Phillips the Conoco Recommendation or (ii) take any action or make any statement in connection with the

Conoco Stockholders Meeting inconsistent with the Conoco Recommendation (collectively, a "Change in the Conoco Recommendation"); provided, however, that
                  -----------------------------------    --------  -------
Conoco and the Board of Directors of Conoco may take any action permitted under
Section 6.5, 8.1(i) or 8.5. Notwithstanding any Change in the Conoco Recommendation pursuant to Section 6.5, this Agreement shall be submitted to the Conoco stockholders at the Conoco Stockholders Meeting for the purpose of obtaining the Conoco Stockholder Approval, and nothing contained herein shall be deemed to relieve Conoco of such obligation.

            (c) Phillips shall duly take all lawful action to call, give notice of, convene and hold the Phillips Stockholders Meeting as soon as practicable on a date determined in accordance with the mutual agreement of Phillips and Conoco for the purpose of obtaining the Phillips Stockholder Approval and, subject to
Section 6.5 and Section 8.5, shall take all lawful action to solicit the Phillips Stockholder Approval. The Board of Directors of Phillips shall recommend the adoption of the plan of merger contained in this Agreement by the Phillips stockholders to the effect as set forth in Section 4.2(q) (the "Phillips Recommendation"), and shall not, unless Conoco makes a Change in the
 -----------------------
Conoco Recommendation, (i) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Conoco the Phillips Recommendation or (ii) take any action or make any statement in connection with the Phillips Stockholders Meeting inconsistent with the Phillips Recommendation (collectively, a "Change in the Phillips Recommendation"); provided, however,
                  -------------------------------------    --------  -------
that Phillips and the Board of Directors of Phillips may take any action permitted under Section 6.5, 8.1(i) or 8.5. Notwithstanding any Change in the Phillips Recommendation pursuant to Section 6.5, this Agreement shall be submitted to the Phillips stockholders at the Phillips Stockholders Meeting for the purpose of obtaining the Phillips Stockholder Approval, and nothing contained herein shall be deemed to relieve Phillips of such obligation.

            6.2 Governance Matters; Headquarters; Company Name. (a) Phillips and
                ----------------------------------------------
Conoco shall take, and shall cause New Parent to take, all requisite action to, effective as of the Effective Time, (i) expand the New Parent Board of Directors such that it consists of 16 members, (ii) cause the New Parent Board of Directors to consist of eight current Phillips directors nominated by Phillips and eight current Conoco directors nominated by Conoco, (iii) cause each committee of the New Parent Board of Directors to consist of an equal number of directors nominated by Conoco and Phillips and (iv) cause Archie Dunham to be appointed Chairman of the New Parent Board, subject to the terms of his employment agreement entered into pursuant to Section 6.2(c). Immediately following the Effective Time, James J. Mulva shall become Chief Executive Officer of New Parent, and, subject to the terms of his employment agreement entered into pursuant to Section 6.2(c), James J. Mulva shall become the Chairman of the Board following the retirement of Archie Dunham.

            (b) The New Parent Board of Directors shall be divided into three classes, Class I, Class II and Class III. Two directors nominated by Conoco and three directors nominated by Phillips shall comprise Class I and shall hold office until the first annual meeting of the New Parent Board following the Closing Date. Three directors nominated by Conoco and two directors nominated by Phillips shall comprise Class II and shall hold office until the second annual meeting of the New Parent Board following the Closing Date. Three directors nominated by Conoco (one of whom shall be Archie Dunham) and three directors nominated by Phillips (one of whom shall be James J. Mulva) shall comprise Class III and shall hold office until the third annual meeting of the New Parent Board following the Closing Date.

            (c) Concurrently with entering into this Agreement, Phillips and Conoco shall cause New Parent to enter into employment agreements, effective as of the Effective Time, with the executives of Phillips and Conoco in the forms mutually satisfactory to both parties. All other officers of New Parent shall be elected by the Board of Directors of New Parent.

            (d) As soon as reasonably practicable following the Effective Time, the executive headquarters for Phillips and New Parent shall be moved to the Houston, Texas area.

            (e) Immediately upon consummation of the Mergers, New Parent shall change its name to ConocoPhillips.

            6.3 Access to Information. Upon reasonable notice, each of Phillips
                ---------------------
and Conoco shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, each of Phillips and Conoco shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of U.S. federal or state securities laws or the HSR Act, as applicable (other than documents that such party hereto is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request; provided, however, that any party hereto may restrict the
                    --------  -------
foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any contract requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) counsel for such party advises that such information should not be disclosed in order to ensure compliance with the Antitrust Laws, (iii) the information is subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or legal proceedings or government investigations, or (iv) the information is subject to confidentiality obligations to a third party. The parties hereto shall hold any information obtained pursuant to this Section 6.3 in confidence in accordance with, and shall otherwise be subject to, the provisions of the confidentiality agreement dated November 6, 2001, between Phillips and Conoco (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in
 -------------------------
full force and effect. Any investigation by either Phillips or Conoco shall not affect the representations and warranties of the other party.

            6.4 Reasonable Best Efforts. (a) Subject to the terms and conditions
                -----------------------
of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Mergers and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, ruling requests, and other documents and to obtain as promptly as practicable all Conoco Necessary Consents or Phillips Necessary Consents, as appropriate, and all other consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement (collectively, the "Required Approvals") and (ii) taking all
                              ------------------
reasonable steps as may be necessary to obtain all such Necessary Consents and the Required Approvals. In furtherance and not in limitation of the foregoing, each of Phillips and Conoco agrees (i) to make, as promptly as practicable, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, (B) appropriate filings with the European Commission, if required, in accordance with applicable Regulatory Laws, and (C) all other necessary filings with other Governmental Entities relating to the Mergers, and, to supply as promptly as practicable any additional information or documentation that may be requested pursuant to such laws or by such Governmental Entities and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of Required Approvals under such other laws or from such authorities as soon as practicable and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto (which shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary in this Agreement, neither Phillips nor Conoco nor any of their respective Subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation, in any such case, that could reasonably be expected to have a Material Adverse Effect on New Parent after giving effect to the Mergers or to substantially impair the benefits to Phillips and Conoco expected, as of the date hereof, to be realized from consummation of the Mergers, and neither Phillips or Conoco shall be required to agree to or effect any divestiture, hold separate any business or take any other action that is not conditional on the consummation of the Mergers.

            (b) Each of Phillips and Conoco shall, in connection with the efforts referenced in Section 6.4(a) to obtain all Required Approvals, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, permit the other party to review in advance any proposed written communication between it and any Governmental Entity, (iii) promptly inform each other of (and, at the other party's reasonable request, supply to such other party) any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and
(iv) consult with each other in advance to the extent practicable of any meeting or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or such other applicable

Governmental Entity or other Person, and to the extent (i) such party has not been advised by its counsel that such information should not be disclosed in order to ensure compliance with the Antitrust Laws and (ii) the relevant document or information is not subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or legal proceedings or government investigations, give the other party the opportunity to attend and participate in such meetings and conferences.

            (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 6.4(a) and 6.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Mergers or the other transactions contemplated hereby illegal or would otherwise prohibit or materially impair or delay the consummation of the Mergers or the other transactions contemplated hereby, each of Phillips and Conoco shall cooperate in all respects with each other and use its respective reasonable best efforts, including, subject to Section 6.4(a), selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Phillips, Conoco or their respective Subsidiaries or the conducting of their business in a specified manner, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other transactions contemplated by this Agreement and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit either Phillips's or Conoco's right to terminate this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(i) or 8.5 so long as such party hereto has up to then complied with its obligations under this Section 6.4.

            (d) Each party hereto and its respective Board of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Mergers or any other transactions contemplated hereby, take all action reasonably necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Mergers and the other transactions contemplated hereby.

            6.5 Acquisition Proposals. (a) Each of Phillips and Conoco agrees
                ---------------------
that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and such Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of 20% or more of the consolidated assets (including stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its equity securities that, if consummated, would result in any Person (or the stockholders of such Person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) (any such proposal, offer or transaction (other than a proposal or offer made by the other party or an affiliate thereof), an "Acquisition Proposal"), (ii) have any
                                    --------------------
discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal.

            (b) Notwithstanding anything in this Agreement to the contrary, each of Phillips and Conoco (and its respective Board of Directors) shall be permitted to (i) comply with applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act), (ii) effect a Change in the Phillips Recommendation or a Change in the Conoco Recommendation, as the case may be, or
(iii) engage in discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (ii) or (iii) above, (A) in the case of Phillips, the vote at the Phillips Stockholders Meeting on the adoption of this Agreement shall not have been taken, or in the case of Conoco, the vote at the Conoco Stockholders Meeting on the adoption of this Agreement shall not have been taken, (B) (I) in the case of clause (ii) above, it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal and
(II) in the case of clause (iii) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal would lead to a Superior Proposal, (C) its Board of Directors, after consultation with outside counsel, determines in good faith that there is a reasonable probability that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (D) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are at least as restrictive as the Confidentiality Agreement, and (E) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Phillips and Conoco agrees that it will promptly keep the other party reasonably informed of the status and terms of any inquiries, proposals or offers and the status and terms of any discussions or negotiations, including the identity of the Person making such inquiry, proposal or offer. Each of Phillips and Conoco agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any Person (other than the parties hereto) conducted heretofore with respect to any Acquisition Proposal. Each of Phillips and Conoco agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 6.5. Nothing in this Section 6.5 shall (x) permit Phillips or Conoco to terminate this Agreement (except as specifically provided in Article VIII) or (y) affect or limit any other obligation of Phillips or Conoco under this Agreement (including the provisions of Sections 6.1(b) and 6.1(c)). Except as required by law or its certificate of incorporation or by-laws, neither Phillips nor Conoco shall submit any Acquisition Proposal other than the Mergers and the transactions contemplated by this Agreement to a vote of its stockholders.

            6.6 Fees and Expenses. Subject to Section 8.2, whether or not the
                -----------------
Mergers are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such Expenses, except (i) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus and Form S-4 and (ii) Expenses incurred in connection with any consultants that Phillips and Conoco shall have agreed to retain to assist in obtaining the approvals and clearances under the Antitrust Laws, which, in each case, shall be shared equally by Phillips and Conoco. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns.

            6.7 Directors' and Officers' Indemnification and Insurance. (a)
                ------------------------------------------------------
Following the Effective Time, New Parent and the Conoco Surviving Corporation shall (i) jointly and severally indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Conoco and its Subsidiaries (in all of their capacities) (A) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Conoco pursuant to the Restated Certificate of Incorporation and By-Laws of Conoco and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Conoco and its Subsidiaries and (B) without limitation to subclause (A) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby),
(ii) include and cause to be maintained in effect in the Certificate of Incorporation and By-Laws of the Conoco Surviving Corporation (or any successor to the Conoco Surviving Corporation) for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Restated Certificate of Incorporation and By-Laws of Conoco and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Conoco (provided that New Parent (or any successor thereto) may substitute
           --------
therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event
                                          --------  -------
shall the Conoco Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Conoco for such insurance; and, provided further that if the annual premiums of such
                     -------- -------
insurance coverage exceed such amount, the Conoco Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding any foregoing provision to the contrary, the treatment of past and present directors, officers, and employees of Conoco and its Subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under this Section 6.7(a) shall be, in the aggregate, no less advantageous to the intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of Phillips and its Subsidiaries under Section 6.7(b).

            (b) Following the Effective Time, New Parent and the Phillips Surviving Corporation shall (i) jointly and severally indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Phillips and its Subsidiaries (in all of their capacities) (A) to the same extent such individuals are indemnified or have the right to advancement of expenses as of the date of this Agreement by Phillips pursuant to the Restated Certificate of Incorporation and By-Laws of Phillips and indemnification agreements, if any, in existence on the date hereof with, or for the benefit of, any directors, officers and employees of Phillips and its Subsidiaries and (B) without limitation to subclause (A) above, to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Certificate of Incorporation and By-Laws of the Phillips Surviving Corporation (or any successor to the Phillips Surviving Corporation) for a period of six years after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the current Restated Certificate of Incorporation and By-Laws of Phillips and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Phillips (provided that New Parent (or any
                                            --------
successor thereto) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions that are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided,
                                                                    --------
however, that in no event shall the Phillips Surviving Corporation be required
-------
to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Phillips for such insurance; and, provided further that if the
                                                    -------- -------
annual premiums of such insurance coverage exceed such amount, the Phillips Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding any foregoing provision to the contrary, the treatment of past and present directors, officers, and employees of Phillips and its Subsidiaries with respect to elimination of liability, indemnification, advancement of expenses and liability insurance under this Section 6.7(b) shall be, in the aggregate, no less advantageous to the intended beneficiaries thereof than the corresponding treatment of the past and present directors, officers and employees of Conoco and its Subsidiaries under Section 6.7(a).

            (c) The obligations of New Parent, the Conoco Surviving Corporation and the Phillips Surviving Corporation under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.7 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.7 applies shall be third-party beneficiaries of this Section 6.7).

            6.8 Employee Benefits. (a) From and after the Effective Time, the
                -----------------
Conoco Benefit Plans and the Phillips Benefit Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to employees and former employees of Conoco or Phillips and their Subsidiaries (the "Newco Employees"), respectively, covered by such plans at the Effective Time,
 ---------------
until such time as New Parent shall otherwise determine, subject to applicable laws and the terms of such plans. Prior to the Closing Date, Phillips and Conoco shall cooperate in reviewing, evaluating and analyzing the Conoco Benefit Plans and the Phillips Benefit Plans with a view towards developing appropriate new Benefit Plans for Newco Employees. It is the intention of Phillips and Conoco, to the extent permitted by applicable laws, to develop new Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities and (ii) do not discriminate between Newco Employees who were covered by Conoco Benefit Plans, on the one hand, and those covered by Phillips Benefit Plans on the other, at the Effective Time. It is the current intention of Phillips and Conoco that, for one year following the Effective Time, New Parent shall provide employee benefits under Benefit Plans to Newco Employees that are substantially comparable in the aggregate to those provided to such persons pursuant to the Benefit Plans of Conoco or Phillips (or their Subsidiaries), respectively, in effect on the date hereof and at the Effective Time; provided, that the foregoing shall not be
                                  --------
interpreted to prevent the harmonization of benefits provided to Tosco Employees (as that term is defined in the Agreement and Plan of Merger, dated as of February 4, 2001, among Phillips, Ping Acquisition Corp. and Tosco Corporation (the "Tosco Merger Agreement") with the benefits provided to other Phillips
      ----------------------
employees as and when permitted by Section 6.8 of the Tosco Merger Agreement. Nothing herein shall prohibit any changes to the Conoco Benefit Plans or the Phillips Benefit Plans that may be (i) required by applicable laws (including any applicable qualification requirements of Section 401(a) of the Code), (ii) necessary as a technical matter to reflect the transactions contemplated hereby or (iii) required for New Parent to provide for or permit investment in its securities. Nothing in this Section 6.8 shall be interpreted as preventing New Parent from amending, modifying or terminating any Conoco Benefit Plan or Phillips Benefit Plan or other contract, arrangement, commitment or understanding, in accordance with its terms and applicable laws.

            (b) With respect to any Benefit Plans in which any Newco Employees who are employees of Conoco or Phillips (or their Subsidiaries) prior to the Effective Time first become eligible to participate on or after the Effective Time, and in which such Newco Employees did not participate prior to the Effective Time (the "New
                                                                      ---
Plans"), New Parent shall: (A) waive all pre-existing conditions, exclusions and
-----
waiting periods with respect to participation and coverage requirements applicable to the Newco Employees and their eligible dependents under any New Plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Conoco Benefit Plan or Phillips Benefit Plan, as the case may be; (B) provide each Newco Employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Conoco Benefit Plan or Phillips Benefit Plan (to the same extent that such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of the Newco Employees with Phillips and Conoco, and their respective affiliates, for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any New Plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable New Plan; provided that the foregoing shall
                                            --------
not apply to the extent it would result in duplication of benefits.

            (c) The provisions in any Phillips Benefit Plan or Conoco Benefit Plan providing for the issuance, transfer or grant of any capital stock of Phillips or Conoco (including any stock-based compensation awards) shall be amended, effective as of the Effective Time, to provide for, respectively, the issuance, transfer or grant of capital stock of New Parent, and each of Phillips and Conoco shall ensure that, following the Effective Time, no holder of a Phillips Stock Option, Phillips SAR or Phillips Stock-Based Award and no holder of a Conoco Stock Option, Conoco SAR or Conoco Stock-Based Award, or any participant in any Phillips Stock Plan or Conoco Stock Plan or any other Phillips Benefit Plan or Conoco Benefit Plan shall have any right thereunder to acquire any capital stock (including any stock-based compensation awards) of Phillips or Conoco. Without limitation of the generality of the foregoing, New Parent shall adopt and assume each of the Phillips Stock Plans and the Conoco Stock Plans effective as of the Effective Time.

            (d) Phillips shall take all steps necessary to amend the trust established under the Grantor Trust Agreement, dated as of June 1, 1998, between Phillips and Wachovia Bank, N.A. so that neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will be considered a "Change of Control" as defined in such trust agreement.

            (e) Conoco shall take all steps necessary to amend the trust established under the Rabbi Trust Agreement, dated December 17, 1999, between Conoco and U.S. Trust Company, National Association so that neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby will be considered a "Change of Control" as defined in such trust agreement.

            6.9 Public Announcements. Phillips and Conoco shall, unless
                --------------------
otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, consult with the other party before issuing, and provide the other party the opportunity to review and comment upon, any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except as required by applicable law and to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 6.1, neither Phillips nor Conoco shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

            6.10 Listing of Shares of New Parent Common Stock. New Parent shall
                 --------------------------------------------
use its reasonable best efforts to cause the shares of New Parent Common Stock to be issued in the Mergers and the shares of New Parent Common Stock to be reserved for issuance upon exercise of the Conoco Stock Options, Conoco Converted Options, Phillips Stock Options or Phillips Converted Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

            6.11 Rights Agreements. (a) The Board of Directors of Phillips shall
                 -----------------
take all action to the extent necessary (including amending the Phillips Rights Agreement) in order to render the Phillips Rights inapplicable to the Mergers and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence and to effect its obligations under this Agreement, the Board of Directors of Phillips shall not, without the prior written consent of Conoco, (i) amend the Phillips Rights Agreement or (ii) take any action with respect to, or make any determination under, the Phillips Rights Agreement, including a redemption of the Phillips Rights, in each case in order to facilitate any Acquisition Proposal with respect to Phillips.

            (b) The Board of Directors of Conoco shall take all action to the extent necessary (including amending the Conoco Rights Agreement) in order to render the Conoco Rights inapplicable to the Mergers and the other transactions contemplated by this Agreement. Except in connection with the foregoing sentence, the Board of Directors of Conoco shall not, without the prior written consent of Phillips, (i) amend the Conoco Rights Agreement or (ii) take any action with respect to, or make any determination under, the Conoco Rights Agreement, including a redemption of the Conoco Rights, in each case in order to facilitate any Acquisition Proposal with respect to Conoco.

            (c) Prior to the Effective Time, New Parent shall adopt a stockholder rights plan, in substantially the form set forth in Exhibit E (the "New Parent Rights Agreement") with a Record Date (as defined in the New Parent
 ---------------------------
Rights Agreement) prior to the Effective Time.

            6.12 Affiliates. (a) Promptly following the date of mailing of Joint
                 ----------
Proxy Statement/Prospectus, Conoco shall deliver to Phillips a letter identifying all Persons who, in the judgment of Conoco, may be deemed at the time this Agreement is submitted for Conoco

Stockholders Approval, "affiliates" of Conoco for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Conoco shall use reasonable best efforts to cause each Person identified on such list to deliver to New Parent not later than ten days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit F hereto (an "Affiliate
                                                                      ---------
Agreement").
---------

            (b) Promptly following the date of mailing of Joint Proxy Statement/Prospectus, Phillips shall deliver to Conoco a letter identifying all Persons who, in the judgment of Phillips, may be deemed at the time this Agreement is submitted for Phillips Stockholders Approval, "affiliates" of Phillips for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Phillips shall use reasonable best efforts to cause each Person identified on such list to deliver to New Parent not later than ten days prior to the Effective Time, an Affiliate Agreement.

            6.13 Section 16 Matters. Prior to the Effective Time, Phillips and
                 ------------------
Conoco shall take all such steps as may be required to cause any dispositions of Conoco Common Stock or Phillips Common Stock (including derivative securities with respect to Conoco Common Stock or Phillips Common Stock) or acquisitions of New Parent Common Stock (including derivative securities with respect to New Parent Common Stock) resulting from the transactions contemplated by Article II or Article III by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Phillips and Conoco or will become subject to such reporting requirements with respect to New Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

            6.14 Dividends. After the date of this Agreement, each of Phillips
                 ---------
and Conoco shall coordinate with the other the declaration of any dividends in respect of Phillips Common Stock and Conoco Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Conoco Common Stock or Phillips Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter, including the quarter in which the Effective Time occurs, with respect to their shares of Conoco Common Stock and/or shares of Phillips Common Stock and any shares of New Parent Common Stock any such holder receives in exchange therefor in the Mergers.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation to Effect the Mergers. The
                -----------------------------------------------------------
obligations of each of Phillips and Conoco to effect the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. (i) Conoco shall have obtained the Conoco
                --------------------
Stockholder Approval and (ii) Phillips shall have obtained the Phillips Stockholder Approval.

            (b) No Injunctions or Restraints; Illegality. No law shall have been
                ----------------------------------------
adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

            (c) HSR Act; Other Approvals. (i) The waiting period (and any
                ------------------------
extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired, (ii) all approvals in connection with the EC Merger Regulation and the Canadian Investment Regulations (other than approvals under the Canadian Investment Regulations which by their terms cannot be satisfied until after the Closing) shall have been obtained and (iii) all other approvals required under the Antitrust Laws shall have been obtained, except where the failure to obtain such other approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on New Parent after giving effect to the Mergers.

            (d) NYSE Listing. The shares of New Parent Common Stock to be issued
                ------------
in the Mergers and such other shares of New Parent Common Stock to be reserved for issuance in connection with the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (e) Effectiveness of the Form S-4. The Form S-4 shall have been
                -----------------------------
declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

            7.2 Additional Conditions to Obligations of Phillips. The
                ------------------------------------------------
obligations of Phillips to effect the Mergers are subject to the satisfaction, or waiver by Phillips, on or prior to the Closing Date, of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and
                ------------------------------
warranties of Conoco set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those material representations and warranties not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and Phillips shall have received a certificate of an executive officer of Conoco to such effect.

            (b) Performance of Obligations of Conoco. Conoco shall have
                ------------------------------------
performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Phillips shall have received a certificate of an executive officer of Conoco to such effect.

            (c) Tax Opinion. Phillips shall have received from Wachtell, Lipton,
                -----------
Rosen & Katz, counsel to Phillips, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Phillips Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in
Section 351 of the Code. In rendering such opinion, counsel to Phillips shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Conoco.

            7.3 Additional Conditions to Obligations of Conoco. The obligations
                ----------------------------------------------
of Conoco to effect the Mergers are subject to the satisfaction, or waiver by Conoco, on or prior to the Closing Date, of the following additional conditions:

            (a) Representations and Warranties. Each of the representations and
                ------------------------------
warranties of Phillips set forth in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct and those material representations and warranties not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and Conoco shall have received a certificate of an executive officer of Phillips to such effect.

            (b) Performance of Obligations of Phillips. Phillips shall have
                --------------------------------------
performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality or Material Adverse Effect and shall have performed or complied in all material respects with all other material agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified; and Conoco shall have received a certificate of an executive officer of Phillips to such effect.

            (c) Tax Opinion. Conoco shall have received from Cravath, Swaine &
                -----------
Moore, counsel to Conoco, a written opinion dated the Closing Date to the effect that for U.S. federal income tax purposes the Conoco Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in Section 351 of the Code. In rendering such opinion, counsel to Conoco shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Phillips and Conoco.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

            8.1 Termination. This Agreement may be terminated at any time prior
                -----------
to the Effective Time and, except as specifically provided below, whether before or after the Phillips Stockholders Meeting or the Conoco Stockholders Meeting:

            (a) by mutual written consent of Phillips and Conoco;

            (b) by either Phillips or Conoco, if the Effective Time shall not have occurred on or before the date 18 months from the date of this Agreement (the "Termination Date"); provided, however, that the right to terminate this
      ----------------    --------  -------
Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations set forth in Section 6.4) has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) by either Phillips or Conoco, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties hereto shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action that is necessary to fulfill the conditions set forth in Sections 7.1(c), 7.1(d) or 7.1(e), as applicable, and such denial of a request to issue such order, decree, ruling or the failure to take such other action shall have become final and nonappealable (which order, decree, ruling or other action the parties hereto shall have used their reasonable best efforts to obtain, in accordance with Section 6.4); provided, however, that the
                                                    --------  -------
right to terminate this Agreement under this Section 8.1(c) shall not be available to any party hereto whose failure to comply with Section 6.4 has been the primary cause of, or resulted in, such action or inaction;

            (d) by either Phillips or Conoco, if either the Phillips Stockholder Approval or the Conoco Stockholder Approval has not been obtained by reason of the failure to obtain the required vote at the Phillips Stockholders Meeting or the Conoco Stockholders Meeting, as applicable;

            (e) by Phillips, if Conoco shall have (i) failed to make the Conoco Recommendation or effected a Change in the Conoco Recommendation, whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Conoco Stockholders Meeting in accordance with Section 6.1;

            (f) by Conoco, if Phillips shall have (i) failed to make the Phillips Recommendation or effected a Change in the Phillips Recommendation, whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Phillips Stockholders Meeting in accordance with Section 6.1;

            (g) by Phillips, if Conoco shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Sections 7.2(a) or 7.2(b) are not capable of being satisfied on or before the Termination Date;

            (h) by Conoco, if Phillips shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 7.3(a) or 7.3(b) are not capable of being satisfied on or before the Termination Date; or

            (i) by Phillips or Conoco, prior to receipt of Phillips Stockholder Approval or Conoco Stockholder Approval, as appropriate, in accordance with
Section 8.5; provided, however, that it shall have complied with all provisions
             --------  -------
thereof, including the notice provisions.

            8.2 Effect of Termination. (a) In the event of termination of this
                ---------------------
Agreement by either Conoco or Phillips as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective officers or directors, except with respect to Section 4.1(r), Section 4.2(r), the second sentence of Section 6.3, Section 6.6, this Section 8.2 and Article IX, which provisions shall survive such termination; provided that, notwithstanding
                                           --------
anything to the contrary contained in this Agreement, neither Phillips nor Conoco shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

            (b) If (i) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such
                                      --------
termination is the failure to obtain the Conoco Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Conoco Stockholders Meeting on the adoption of this Agreement being taken or (II) Phillips terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Conoco shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Conoco and such Acquisition Proposal shall not have been publicly withdrawn more than 30 days prior to the termination of this Agreement and (C) within twelve months of such termination Conoco or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, (ii) Phillips shall terminate this Agreement pursuant to Section 8.1(e), (iii) Conoco shall terminate this Agreement pursuant to Section 8.1(i) or (iv) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis
                                                      --------
for such termination is the failure to obtain the Conoco Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Conoco Stockholders Meeting on the adoption of this Agreement being taken or (II) Phillips terminates this Agreement pursuant to Section 8.1(g), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Conoco shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Conoco and (C) within twelve months of the termination of this Agreement, Conoco or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal with the Person (or an affiliate thereof) that publicly announced or otherwise communicated the Acquisition Proposal referred to in clause (B), then

Conoco shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i) or (iv) above, if later, the date Conoco or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay Phillips an amount equal to the Conoco Termination Fee, by wire transfer of immediately available funds.

            (c) If (i) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis for such
                                      --------
termination is the failure to obtain the Phillips Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Phillips Stockholders Meeting on the adoption of this Agreement being taken or (II) Conoco terminates this Agreement pursuant to Section 8.1(h), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Phillips shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Phillips and such Acquisition Proposal shall not have been publicly withdrawn more than 30 days prior to the termination of this Agreement and (C) within twelve months of such termination Phillips or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, (ii) Conoco shall terminate this Agreement pursuant to Section 8.1(f), (iii) Phillips shall terminate this Agreement pursuant to Section 8.1(i) or (iv) (A) (I) either Conoco or Phillips terminates this Agreement pursuant to Section 8.1(d) (provided that the basis
                                                      --------
for such termination is the failure to obtain the Phillips Stockholder Approval) or pursuant to Section 8.1(b) without the vote at the Phillips Stockholders Meeting on the adoption of this Agreement being taken or (II) Conoco terminates this Agreement pursuant to Section 8.1(h), (B) at any time after the date of this Agreement an Acquisition Proposal with respect to Phillips shall have been publicly announced or otherwise communicated to the senior management, Board of Directors or stockholders of Phillips and (C) within twelve months of the termination of this Agreement, Phillips or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal with the Person (or an affiliate thereof) that publicly announced or otherwise communicated the Acquisition Proposal referred to in clause (B), then Phillips shall promptly, but in no event later than one Business Day after the date of such termination (or in the case of clause (i) or (iv) above, if later, the date Phillips or its Subsidiary enters into such agreement with respect to, or consummates, such Acquisition Proposal), pay Conoco an amount equal to the Phillips Termination Fee, by wire transfer of immediately available funds.

            (d) The parties hereto acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Phillips or Conoco would enter into this Agreement; accordingly, if any party fails promptly to pay any amount due pursuant to this Section 8.2, and, in order to obtain such payment, the other party commences a suit that results in a judgment against such party for the fee set forth in this Section 8.2, such party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made, notwithstanding the provisions of Section 6.6. The parties hereto agree that any remedy or amount payable pursuant to this Section 8.2 shall not preclude any other remedy or amount payable hereunder, and shall not be an exclusive remedy, for any willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement.

            8.3 Amendment. This Agreement may be amended by the parties hereto,
                ---------
by action taken or authorized by their respective Boards of Directors, at any time before or after the Phillips Stockholder Approval or the Conoco Stockholder Approval, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

            8.4 Extension; Waiver. At any time prior to the Effective Time, the
                -----------------
parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party hereto. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            8.5 Procedure for Termination. Each of Conoco or Phillips may
                -------------------------
terminate this Agreement pursuant to Section 8.1(i) only if (i) the Conoco Board or Phillips Board, as appropriate, has received a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of Conoco or Phillips, as appropriate, has determined in good faith, after consultation with outside counsel, that it is necessary for it to withdraw or modify its approval or recommendation of this Agreement or the Mergers in order to comply with its fiduciary duty under applicable law, (iii) Conoco or Phillips, as appropriate, has notified the other party in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by the other party of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Conoco or Phillips, as appropriate, since receipt of the notice referred to in clause (iii) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of Conoco or Phillips, as appropriate, has again made the determinations referred to in clause (ii) above, (v) Conoco or Phillips, as appropriate, is in compliance with Section 6.5 and (vi) Conoco or Phillips, as appropriate, is not at such time entitled to terminate this Agreement pursuant to Section 8.1(h) or (g), as appropriate.

                                   ARTICLE IX

                               GENERAL PROVISIONS

            9.1 Non-Survival of Representations, Warranties and Agreements. None
                ----------------------------------------------------------
of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, agreements and other provisions, shall survive the Effective Time, except for those covenants, agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

            9.2 Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be deemed duly given when received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i) if to Phillips:

                Phillips Petroleum Company
                Phillips Building
                Fourth and Keeler
                Bartlesville, Oklahoma 74004

                Attention:  General Counsel

                with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 West 52nd Street
                New York, New York  10019

                Attention:  Andrew R. Brownstein, Esq.

           (ii) if to Conoco to:

                Conoco Inc.
                600 North Dairy Ashford Road
                Houston, Texas 77079

                Attention:  General Counsel

                with a copy to:

                Cravath, Swaine & Moore
                825 Eighth Avenue
                New York, NY 10019

                Attention:  Richard Hall, Esq.

            9.3 Interpretation. When a reference is made in this Agreement to
                --------------
Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". In addition, each Section of this Agreement is qualified by the matters set forth in the related Section of the Phillips Disclosure Schedule and the Conoco Disclosure Schedule, as the case may be, and by such matters set forth any place else in this Agreement or in the Phillips Disclosure Schedule or the Conoco Disclosure Schedule the applicability of such qualification to the Section of this Agreement is reasonably apparent.

            9.4 Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart.

            9.5 Entire Agreement; No Third Party Beneficiaries. (a) This
                ----------------------------------------------
Agreement, the Confidentiality Agreement and the Exhibits and disclosure schedules and the other agreements and instruments of the parties hereto delivered in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 6.7 (which is intended to be for the benefit of the Persons covered thereby) and Sections 3.4 and 3.5 (which are intended to be for the benefit of the holders of Conoco Stock Options, Conoco SARs and Conoco Stock-Based Awards and Phillips Stock Options, Phillips SARs and Phillips Stock-Based Awards).

            9.6 Governing Law. This Agreement shall be governed and construed in
                -------------
accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

            9.7 Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            9.8 Assignment. Neither this Agreement nor any of the rights,
                ----------
interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

            9.9 Submission to Jurisdiction; Waivers. Each of Phillips and Conoco
                -----------------------------------
irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Phillips and Conoco hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of Phillips and Conoco hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise),
(c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

            9.10 Enforcement. The parties hereto agree that irreparable damage
                 -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PHILLIPS PETROLEUM COMPANY


                                    By:  /s/ J.J. Mulva
                                         ----------------------------------
                                         Name:  J. J. Mulva
                                         Title: Chairman and Chief Executive
                                                Officer


                                    CORVETTEPORSCHE CORP.


                                    By:  /s/ Rick A. Harrington
                                         ----------------------------------
                                         Name:  Rick A. Harrington
                                         Title: Chairman


                                    PORSCHE MERGER CORP.


                                    By:  /s/ J. Bryan Whitworth
                                         ----------------------------------
                                         Name:  J. Bryan Whitworth
                                         Title: Chairman


                                    CORVETTE MERGER CORP.


                                    By:  /s/ Rick A. Harrington
                                         ----------------------------------
                                         Name:  Rick A. Harrington
                                         Title: Chairman


                                    CONOCO INC.


                                    By:  /s/ Archie W. Dunham
                                         ----------------------------------
                                         Name:  Archie W. Dunham
                                         Title: Chairman, President and
                                                Chief Executive Officer

                                                                       Exhibit A

                                     FORM OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       of
                                   NEW PARENT

            FIRST:  The name of the Corporation is ConocoPhillips
(hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

            FOURTH: A. Authorized Shares. The total number of shares of stock
                       -----------------
that the Corporation shall have authority to issue is 3,000,000,000 (three billion) of which (i) 2,500,000,000 (two billion, five hundred million) shares shall be shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 500,000,000 (five hundred million) shares shall be shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

            B. Preferred Stock. The Board of Directors is hereby expressly
               ---------------
authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the voting powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The voting powers, preferences and relative, participating, optional and other special rights, if any, of each series of Preferred Stock, and any qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

            C. Common Stock.
               ------------

            (1) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation ("Certificate of Incorporation"), holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

            (2) (a) At every meeting of the stockholders of the Corporation every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that, except as
                                             --------  -------
otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

            (b) The affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIFTH, Article SEVENTH or Article NINTH or any provision of this paragraph (C)(2)(b), and the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock, acting on the unanimous recommendation of the entire Board of Directors, shall be required to alter, amend or adopt any provision inconsistent with or repeal Article FIRST. "Voting Stock" shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

            (c) Every reference in this Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock are entitled.

            (d) At any meeting of stockholders, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum.

            (3) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this paragraph (C)(3), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

            (4) (a) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, except as otherwise expressly provided in this Certificate of Incorporation, in a

Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

            (b) No stockholder shall be entitled to exercise any right of cumulative voting.

            FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The total number of directors constituting the entire Board shall be not less than six nor more than twenty as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected and until his successor shall be elected and shall qualify, subject however, to prior death, resignation or removal from office. Notwithstanding the immediately preceding sentence: the Class I directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the first annual meeting held after the date on which the mergers provided for in the Agreement and Plan of Merger dated as of November 18, 2001, by and among Phillips Petroleum Company, the Corporation, Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. became effective (the "Merger Effective Time"); the Class II directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the second annual meeting held after the Merger Effective Time; and the Class III directors in office immediately following the Merger Effective Time shall have an initial term ending on the date of the third annual meeting held after the Merger Effective Time. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal from office. Unless otherwise required by law, any vacancy on the Board of Directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by stockholders if such vacancy was caused by the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof).

            Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

            Notwithstanding the foregoing, whenever the holders of outstanding shares of one or more series of Preferred Stock are entitled to elect a director or directors of the Corporation separately as a series or together with one or more other series pursuant to a resolution of the Board of Directors providing for the establishment of such series, such director or directors shall not be classified pursuant to or be subject to the foregoing provisions of this Article FIFTH, and the election, term of office, removal and filling of vacancies in respect of such director or directors shall be governed by the resolution of the Board of Directors so providing for the establishment of such series and by applicable law.

            B. Any director or the entire Board of Directors may only be removed for cause, such removal to be by the affirmative vote of the shares representing at least a majority of the votes entitled to be cast by the Voting Stock. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), "cause" for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

            C. There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in this Certificate of Incorporation or (iii) any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon ceasing employment from the Corporation.

            D. Except as (i) required by applicable law or (ii) set forth in this Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

            E. The following provisions are inserted for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) The By-Laws of the Corporation may be adopted, altered, amended or repealed (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any
                                                   --------  -------
proposed alteration, amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10 or 11 of Article II of the By-Laws or
Section 1, 2 or 11 of Article III of the By-Laws or Section 4, 5 or 12 of
Article IV of the By-Laws (in each case, as in effect on the date hereof), or the alteration, amendment or the repeal of, or the adoption of any provision inconsistent with this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (ii) by action of the Board of Directors of the Corporation except as otherwise specified in Section 12 of Article IV of the By-Laws.

            (2) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall
--------  -------
invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

            SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

            SEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting. Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman of the Board of Directors of the Corporation and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of such meeting shall be transacted at any special meeting.

            EIGHTH: A. Subject to Section 253 of the DGCL, in addition to any affirmative vote that may be required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in paragraph (B) of this Article EIGHTH:

            (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into (A) any Related Person or (B) any Person that is an Affiliate of a Related Person; or

            (ii) any sale, lease, exchange, transfer or other disposition by the Corporation to any Related Person or any Affiliate of any Related Person of all or substantially all of the assets of the Corporation; or

            (iii) Any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation for which the approval of shareholders of the Corporation is otherwise required, or any merger, consolidation or share exchange of the Corporation with any of its subsidiaries for which the approval of shareholders of the Corporation is otherwise required, which has the effect, either directly or indirectly, of increasing by more than 1% the proportionate share of the Common Stock or Voting Stock Beneficially Owned by any Related Person or any Affiliate of any Related Person; or

            (iv) any dissolution of the Corporation voluntarily caused or proposed by or on behalf of a Related Person or any Affiliate of any Related Person, shall require the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock and (y) not less than 66-2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person, with respect to such Business Combination. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, elsewhere in this Certificate of Incorporation, in the By-Laws of the Corporation or in any agreement with any national securities exchange or otherwise.

            B. The provisions of paragraph (A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, the By-Laws of the Corporation and any other provision of the Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (B)(i) and (B)(ii) are met:

            (i) the cash, property, securities or other consideration to be received per share by each holder of any outstanding class or series of Voting Stock in the Business Combination is, with respect to each such class or series, either (A) the same in form and amount per share as the highest consideration paid by the Related Person in a tender or exchange offer in which such Related Person acquired at least 50% of the outstanding stock of such class or series of Voting Stock and which was consummated not more than one year prior to the date of such Business Combination, or if earlier, the entering into of a definitive agreement providing therefor or (B) not less in amount (as to cash) or Fair Market Value (as to consideration other than cash) as of the date of the determination of the Highest Per Share Price (as to property, securities or other consideration) than the Highest Per Share Price applicable to such class or series of shares of Voting Stock; provided that, in the event of any Business Combination in which the Corporation survives, any shares retained by the holders thereof shall constitute consideration other than cash for purposes of this paragraph (B)(i); or

            (ii) a majority of the Continuing Directors shall have expressly approved such Business Combination either in advance of or subsequent to such Related Person's having become a Related Person.

      In the case of any Business Combination with a Related Person to which paragraph (B)(ii) above does not apply, a majority of the Continuing Directors, promptly following the request of a Related Person, shall determine the Highest Per Share Price for each class or series of stock of the Corporation. Such determination shall be announced not less than five days prior to the meeting at which holders of shares vote on the Business Combination. Such determination shall be final, unless the Related Person becomes the Beneficial Owner of additional shares of Common Stock after the date of the earlier determination, in which case the Continuing Directors shall make a new determination as to the Highest Per Share Price for each class or series of shares prior to the consummation of the Business Combination.

      A Related Person shall be deemed to have acquired a share at the time that such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates and other Persons whose ownership is attributable to a Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (i) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (ii) the Share Price of the shares in question at the time when the Related Person became the Beneficial Owner thereof.

            C. For purposes of this Article EIGHTH and notwithstanding anything to the contrary set forth in this Certificate of Incorporation:

            (i) The term "Affiliate," used to indicate a relationship to a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            (ii) The term "Associate," used to indicate a relationship with a specified Person, shall mean (A) any corporation, partnership, limited liability company, association, joint venture or other organization (other than the Corporation or any wholly owned subsidiary of the Corporation) of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities; (B) any trust or other estate in which such specified Person has a beneficial interest of 10% or more or as to which such specified Person serves as trustee or in a similar fiduciary capacity; (C) any Person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Corporation or any wholly owned subsidiary of the Corporation); and (D) any relative or spouse of such specified Person or of any of its Associates, or any relative of any such spouse, who has the same home as such specified Person or such Associate.

            (iii) A Person shall be a "Beneficial Owner" of any stock (A) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (B) which such Person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which is beneficially owned, directly or indirectly, by any other Person, with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock; or (D) of which such Person would be the Beneficial Owner pursuant to the terms of Rule 13d-3 of the Exchange Act, as in effect on September 30, 1998. Stock shall be deemed "Beneficially Owned" by the Beneficial Owner or Owners thereof.

            (iv) The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of paragraph
(A) of this Article EIGHTH.

            (v) The term "Continuing Director" shall mean, with respect to a Business Combination with a Related Person, any director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time that the Related Person became a Related

Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended or nominated to succeed a Continuing Director by a majority of the Continuing Directors. Without limiting the generality of the foregoing, a director shall be deemed to be affiliated with a Related Person if such director (A) is an officer, director, employee or general partner of such Related Person; (B) is an Affiliate or Associate of such Related Person;
(C) is a relative or spouse of such Related Person or of any such officer, director, general partner, Affiliate or Associate; (D) performs services, or is a member, employee, greater than 5% stockholder or other equity owner of any organization (other than the Corporation and its subsidiaries) which performs services for such Related Person or any Affiliate of such Related Person, or is a relative or spouse of any such Person; or (E) was nominated for election as a director by such Related Person.

            (vi) The term "Fair Market Value" shall mean, in the case of securities, the average of the closing sales prices during the 30-day period immediately preceding the date in question of such security on the principal United States securities exchange registered under the Exchange Act on which such security is listed (or the composite tape therefor) or, if such securities are not listed on any such exchange, the average of the last reported sales price (if so reported) or the closing bid quotations with respect to such security during the 30-day period preceding the date in question on the New York Stock Exchange or, if no such quotations are available, the fair market value on the date in question of such security as determined in good faith by a majority of the Continuing Directors; and in the case of property other than cash or securities, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

            (vii) The term "Highest Per Share Price" shall mean, with respect to a Related Person, the highest price that can be determined to have been paid or agreed to be paid for any share or shares of any class or series of Voting Stock by such Related Person in a transaction that either (1) resulted in such Related Person's Beneficially Owning 15% or more of such class or series of Voting Stock outstanding or (2) was effected at a time when such Related Person Beneficially Owned 15% or more of such class or series of Voting Stock outstanding, in either case occurring not more than one year prior to the date of the Business Combination. In determining the Highest Per Share Price, appropriate adjustment will be made to take into account (w) distributions paid or payable in stock,
(x) subdivisions of outstanding stock, (y) combinations of shares of stock into a smaller number of shares and (z) similar events.

            (viii) The term "Person" shall mean any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate or other entity or organization.

            (ix) The term "Related Person" shall mean any Person (other than the Corporation or any subsidiary of the Corporation and other than any profit sharing, employee ownership or other employee benefit plan of the Corporation or any subsidiary of the corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (A) is the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding; or (B) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of 15% or more of any class or series of Voting Stock outstanding. For the purposes of determining whether a Person is a Related Person, the number of shares of any class or series deemed to be outstanding shall include shares of such class or series of which the Person is deemed the Beneficial Owner, but shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, otherwise.

            D. Nothing contained in this Article EIGHTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

            E. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of shares representing (x) not less than 80% of the votes entitled to be cast by the Voting Stock voting together as a single class and (y) not less than 66-2/3% of the votes entitled to be cast by the Voting Stock not Beneficially Owned, directly or indirectly, by any Related Person shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.

            NINTH: To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                                                       Exhibit B

                                     FORM OF

                                     BY-LAWS

                                       OF

                                   NEW PARENT

                    (hereinafter called the "Corporation")



                                   ARTICLE I

                                    Offices
                                    -------

            Section 1. Registered Office.  The registered office of the
                       -----------------
Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 2. Other Offices.  The Corporation may also have offices at
                       -------------
such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Stockholders
                            ------------------------

            Section 1. Place and Time of Meetings. Meetings of the stockholders
                       --------------------------
for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. Subject to applicable law, the Board of Directors may elect to postpone any previously scheduled meeting of stockholders.

            Section 2. Annual Meetings. The annual meetings of stockholders for
                       ---------------
the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

            Section 3. Special Meetings. Unless otherwise required by law or by
                       ----------------
the certificate of incorporation of the Corporation, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock, the "Certificate of Incorporation"), special meetings of stockholders, for any purpose or purposes, may only be called by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or by the Chairman, if there be one, and any power of stockholders to call a special meeting is specifically denied. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

            Section 4. Adjournments. Any meeting of the stockholders may be
                       ------------
adjourned by the chairman of the meeting or by the stockholders or their proxies in attendance, from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            Section 5. Quorum. Unless otherwise required by law or the
                       ------
Certificate of Incorporation, the presence in person or by proxy of the holders of shares of capital stock entitled to cast a majority of the votes which could be cast at such meeting by the holders of all the outstanding shares of capital stock entitled to vote at such meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 4, until a quorum shall be present or represented.

            Section 6. Voting. Unless otherwise provided by law, the Certificate
                       ------
of Incorporation or these By-Laws or any rule or regulation of any stock exchange or regulatory body applicable to the Corporation, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the question, voting as a single class. Every reference in these By-Laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the Certificate of Incorporation. Votes of stockholders entitled to vote at a meeting of stockholders may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

            Section 7. No Action by Consent of Stockholders in Lieu of Meeting.
                       -------------------------------------------------------
Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by such holders in lieu of such a meeting.

            Section 8. List of Stockholders Entitled to Vote. The officer of the
                       -------------------------------------
Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, as required by applicable law. Subject to applicable law, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

            Section 9. Stock Ledger. The stock ledger of the Corporation shall
                       ------------
be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

            Section 10. Nomination of Directors. Only persons who are nominated
                        -----------------------
in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

            In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual
                         --------  -------
meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and
(ii) the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

            To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination (s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

            No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 10. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

            Section 11. Business at Annual Meetings. No business may be
                        ---------------------------
transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

            In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

            To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual
                         --------  -------
meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of (i) ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders and
(ii) the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

            To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

            No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business
                                         --------  -------
has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

            Section 12. Conduct of Meetings. The Board of Directors of the
                        -------------------
Corporation may adopt by resolution such rules and regulations for the conduct of the meetings of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) policies and procedures with respect to the adjournment of such meeting.

                                  ARTICLE III

                                   Directors
                                   ---------

            Section 1. Number, Classification and Qualification of Directors.
                       -----------------------------------------------------
(a) The Board of Directors shall consist initially of 16 members with the exact number of directors to be determined from time to time by the Board of Directors. The directors shall be divided into three (3) classes, designated Class I, Class II and Class III, as provided in the Certificate of

Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. Subject to applicable law, any person shall be eligible for election as a director; provided that (i) in the case of a director who is also an employee of the Corporation, subject to
Section 12 of Article IV and the employment agreements referred to therein, any person (A) who shall have attained the age of 65 shall be ineligible for election or appointment as a director and (B) who ceases to be an employee of the Corporation shall be disqualified from continued service as a director and such person's term of office as a director shall automatically terminate and
(ii) otherwise, any person who shall have attained the age of 70 shall be ineligible for election or appointment as a director.

            (b) There shall be no limitation on the qualification of any person to be a director or on the ability of any director to vote on any matter brought before the Board or any Board committee, except (i) as required by applicable law, (ii) as set forth in the Certificate of Incorporation or (iii) as set forth in the foregoing Section 1(a) of this Article III or (iv) in any By-Law adopted by the Board of Directors with respect to the eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualification for continuing service of directors upon cessation of employment with the Corporation.

            Section 2. Vacancies. Unless otherwise required by law or the
                       ---------
Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders if such vacancy resulted from the action of stockholders (in which event such vacancy may not be filled by the directors or a majority thereof), and the directors so chosen shall hold office until the next election for such class and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

            Section 3. Duties and Powers. The business and affairs of the
                       -----------------
Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

            Section 4. Meetings. The Board of Directors may hold meetings, both
                       --------
regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone, telegram, facsimile transmission or other electronic transmission not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

            Section 5. Quorum. Except as otherwise required by law or the
                       ------
Certificate of Incorporation, at all meetings of the Board of

Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

            Section 6. Actions by Written Consent of the Board. Unless otherwise
                       ---------------------------------------
provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions as are filed with the minutes of proceedings of the Board of Directors or committee.

            Section 7. Meetings by Means of Conference Telephone. Unless
                       -----------------------------------------
otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

            Section 8. Standing Committees. (a) The Board of Directors, by
                       -------------------
resolution adopted by a majority of the entire Board, shall appoint from among its members (i) an Executive Committee, (ii) an Audit and Compliance Committee,
(iii) a Compensation Committee, (iv) a Committee on Directors' Affairs and (v) a Public Policy Committee (together, the "Standing Committees") each consisting of three (3) (or such greater number as the Board of Directors may designate) directors, to perform the functions traditionally performed by such Board committees.

            (b) The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, in each case, to the fullest extent permitted by applicable law.

            (c) The Committee on Directors' Affairs shall meet at the discretion of the Committee Chairman and have the following powers and duties: (i) evaluating and recommending director candidates to the Board of Directors, (ii) recommending committee assignments to the Board of Directors, (iii) assessing the performance of the Board of Directors, (iv) recommending director compensation and benefits policy for the Corporation, and (v) periodically reviewing the Corporation's corporate governance profile. Only persons recommended by the Committee on Directors' Affairs shall be eligible for nomination by the Board of Directors for election as directors or to fill a vacancy, but if the Board of Directors does not approve of one or more of the persons recommended by the Committee on Directors' Affairs, the Committee shall submit a recommendation of other persons by the date specified by the Board of Directors.

            Section 9. Committees. The Board of Directors may designate one or
                       ----------
more other committees (in addition to the Standing Committees), each such other committee to consist of one or more of the directors of the Corporation. With respect to all Board committees, the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. With respect to all Board committees, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any Board committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each Board committee shall keep regular minutes and report to the Board of Directors when required.

            Section 10. Compensation. The directors may be paid their expenses,
                        ------------
if any, of attendance at each meeting of the Board of Directors and shall receive such compensation for their services as directors as shall be determined by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of Board committees may be allowed like compensation for attending committee meetings.

            Section 11. Removal. A director may only be removed for cause, such
                        -------
removal to be by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock. For purposes of these By-Laws, Voting Stock shall mean the then outstanding shares of capital stock entitled to vote generally in the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any dividend arrearages. Unless the Board of Directors has made a determination that removal is in the best interests of the Corporation (in which case the following definition shall not apply), "cause" for removal of a director shall be deemed to exist only if (i) the director whose removal is proposed has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors called for that purpose, or by a court of competent jurisdiction to have been guilty of willful misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in the resolution or resolutions of the Board of Directors providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

                                   ARTICLE IV

                                    Officers
                                    --------

            Section 1. General. The officers of the Corporation shall be chosen
                       -------
by the Board of Directors and shall be a Chief Executive Officer; President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers; provided that for so long as the Employment Agreements are in effect, the Board
--------
of Directors, subject to their fiduciary duties, shall elect the Chairman of the Board as specified therein. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

            Section 2. Election. The Board of Directors, at its first meeting
                       --------
held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Subject to Section 12 of this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

            Section 3. Voting Securities Owned by the Corporation. Powers of
                       ------------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

            Section 4. Chairman of the Board of Directors. The Chairman of the
                       ----------------------------------
Board of Directors shall preside at meetings of the Board and of the Corporation's stockholders. The Chairman shall work with the Chief Executive Officer on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive Board of Directors; and shall have such other executive responsibilities as the Chairman and the Chief Executive Officer may agree. The Chairman and the Chief Executive Officer shall jointly recommend to the Board of Directors the long-range strategic plan for the Corporation, major acquisitions and divestitures, and major changes to the Corporation's capital structure. With respect to all other matters, the Chief Executive Officer shall, in consultation with the Chairman, arrange the agenda for meetings of the Board, and shall report to the Board and arrange for other executives and advisors to report to the Board.

            Section 5. Chief Executive Officer; President. The Chief Executive
                       ----------------------------------
Officer shall have general responsibility for the management of the Corporation as provided in these By-laws, reporting directly to the Board of Directors. The Chief Executive Officer shall have all the customary duties and responsibilities of such office, and all of the Corporation's executive officers shall report directly to him or indirectly to him through another such executive officer who reports to him. The Chief Executive Officer shall also be the President. While Archie Dunham is serving as Chairman of the Board, the Chief Executive Officer shall work with the Chairman on external stakeholder relations (community, state, federal and foreign governments), business development (growth) initiatives, and the creation of an outstanding and cohesive Board of Directors. Furthermore, while Archie Dunham is Chairman of the Board, the Chief Executive Officer and the Chairman shall jointly recommend to the Board of Directors the long-range strategic plan for the Corporation, major acquisitions and divestitures, and major changes to the Corporation's capital structure. With respect to all other matters, the Chief Executive Officer shall, in consultation with the Chairman, arrange the agenda for meetings of the Board, and shall report to the Board and arrange for other executives and advisors to report to the Board.

            Section 6. Vice Presidents. At the request of the Chief Executive
                       ---------------
Officer or in the Chief Executive Officer's absence or in the event of the Chief Executive Officer's inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

            Section 7. Secretary. The Secretary shall attend all meetings of the
                       ---------
Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

            Section 8. Treasurer. The Treasurer shall have the custody of the
                       ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

            Section 9. Assistant Secretaries. Assistant Secretaries, if there be
                       ---------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

            Section 10. Assistant Treasurers. Assistant Treasurers, if there be
                        --------------------
any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

            Section 11. Other Officers. Such other officers as the Board of
                        --------------
Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

            Section 12. Succession Arrangements.
                        -----------------------

                   (a) Notwithstanding any other provision of these By-Laws, the election of individuals to the positions of Chairman of the Board and Chief Executive Officer shall be as specifically provided for in the Employment Agreements between the Corporation and Archie Dunham and James J. Mulva, dated as of November 18, 2001 (the "Employment Agreements"), and (1) the election of any other individual to such positions, or (2) the removal or replacement of Archie Dunham or James J. Mulva from one or more of those positions, shall require a two-thirds vote of the entire Board of Directors.

                   (b) Any amendment to, modification or termination by the Company of, either of the Employment Agreements by the Corporation and any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Section 4, 5 or 12 of this Article IV by the Board of Directors, shall require a two-thirds vote of the entire Board of Directors.

                   (c) This Section 12 will terminate at the earlier of (1) the first date on which neither Archie Dunham nor James J. Mulva remains employed under the relevant Employment Agreement and (2) the later of (A) the second anniversary of the closing date of the merger contemplated by the Agreement and Plan of Merger dated as of November 18, 2001, by and among Phillips Petroleum Company, CorvettePorsche Corp., Porsche Merger Corp., Corvette Merger Corp. and Conoco Inc. and (B) October 1, 2004.

                                   ARTICLE V

                                     Stock
                                     -----

            Section 1. Uncertificated and Certificated Shares; Form of
                       -----------------------------------------------
Certificates. Effective at such time as the President or any Vice President or
------------
the Treasurer of the Corporation, if so authorized by resolution of the Board of Directors, designates in writing to the Corporate Secretary and any transfer agents of the Corporation with respect to any class of stock of the Corporation, the shares of such class shall be uncertificated shares, provided that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation, and provided further that upon request every holder of uncertificated shares shall be entitled, to the extent provided in Section 158 of the Delaware General Corporation Law, to have a certificate signed, in the name of the Corporation by the Chairman of the Board of Directors, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

            Section 2. Signatures. Any or all of the signatures on a certificate
                       ----------
may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            Section 3. Lost Certificates. The Board of Directors may direct a
                       -----------------
new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

            Section 4. Transfers. Stock of the Corporation shall be transferable
                       ---------
in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

            Section 5. Record Date.
                       -----------

                   (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                   (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            Section 6. Record Owners. The Corporation shall be entitled to
                       -------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                    Notices
                                    -------

            Section 1. Notices. Whenever written notice is required by law, the
                       -------
Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally, or by telegram, telex, cable or electronic transmission to the extent permitted by applicable law.

            Section 2. Waivers of Notice. Whenever any notice is required by
                       -----------------
law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                  ARTICLE VII

                               General Provisions
                               ------------------

            Section 1. Dividends. Dividends upon the capital stock of the
                       ---------
Corporation, subject to the requirements of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

            Section 2. Disbursements.  All checks or demands for money and notes
                       -------------
of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

            Section 3. Fiscal Year.  The fiscal year of the Corporation shall be
                       -----------
fixed by resolution of the Board of Directors.

            Section 4. Corporate Seal. The corporate seal shall have inscribed
                       --------------
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                Indemnification
                                ---------------

            Section 1. Power to Indemnify in Actions, Suits or Proceedings other
                       ---------------------------------------------------------
than Those by or in the Right of the Corporation. Subject to Section 3 of this
------------------------------------------------
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            Section 2. Power to Indemnify in Actions, Suits or Proceedings by or
                       ---------------------------------------------------------
in the Right of the Corporation. Subject to Section 3 of this Article VIII, the
-------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 3. Authorization of Indemnification. Any indemnification
                       --------------------------------
under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

            Section 4. Good Faith Defined. For purposes of any determination
                       ------------------
under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

            Section 5. Indemnification by a Court. Notwithstanding any contrary
                       --------------------------
determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under

Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

            Section 6. Expenses Payable in Advance. Expenses incurred by a
                       ---------------------------
director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

            Section 7. Nonexclusivity of Indemnification and Advancement of
                       ----------------------------------------------------
Expenses. The indemnification and advancement of expenses provided by or granted
--------
pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

            Section 8. Insurance. The Corporation may purchase and maintain
                       ---------
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this
Article VIII.

            Section 9. Certain Definitions. For purposes of this Article VIII,
                       -------------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

            Section 10. Survival of Indemnification and Advancement of Expenses.
                        -------------------------------------------------------
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 11. Limitation on Indemnification. Notwithstanding anything
                        -----------------------------
contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

            Section 12. Indemnification of Employees and Agents. The Corporation
                        ---------------------------------------
may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX

                                   Amendments
                                   ----------

            Section 1. Amendments. These By-Laws may be altered, amended or
                       ----------
repealed, in whole or in part, and new By-Laws may be adopted (i) by the affirmative vote of the shares representing a majority of the votes entitled to be cast by the Voting Stock; provided, however, that any proposed alteration,
                             --------  -------
amendment or repeal of, or the adoption of any By-Law inconsistent with, Section 3, 7, 10 or 11 of Article II of these By-Laws or Section 1, 2 or 11 of Article III of these By-Laws or Section 4, 5 or 12 of Article IV of these By-Laws or this sentence, by the stockholders shall require the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the Voting Stock; and provided further, however, that in the case of any such stockholder
           ----------------  -------
action at a meeting of stockholders, notice of the proposed alteration, amendment, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such meeting, or (ii) by action of the Board of Directors of the Corporation. The provisions of this Section 1 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate of Incorporation and in
Section 12 of Article IV of these By-Laws.

            Section 2. Entire Board of Directors. As used in these By-Laws
                       -------------------------
generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

                                                                       Exhibit C

                                     FORM OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PHILLIPS SURVIVING CORPORATION

                         ==============================


                                   ARTICLE I
                                   ---------

            The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           PHILLIPS PETROLEUM COMPANY

                                   ARTICLE II
                                   ----------

            The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is THE CORPORATION TRUST COMPANY.

                                  ARTICLE III
                                  -----------

            The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

Section 1. The Corporation shall be authorized to issue 100 shares of capital stock, of which 100 shares shall be shares of Common Stock, $.01 par value ("Common Stock").

            Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                                   ARTICLE V
                                   ---------

            Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI
                                   ----------

            In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                  ARTICLE VII
                                  -----------

            The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII
                                  ------------

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

            Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                                                       Exhibit D










                                     FORM OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CONOCO SURVIVING CORPORATION

                    ========================================


                                   ARTICLE I
                               ------------------


        The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                   CONOCO INC.


                                   ARTICLE II
                                   ----------


        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is THE CORPORATION TRUST COMPANY.


                                  ARTICLE III
                                  -----------

        The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV
                                   ----------


        Section 1. The Corporation shall be authorized to issue 100 shares of capital stock, of which 100 shares shall be shares of Common Stock, $.01 par value ("Common Stock").

        Section 2. Except as otherwise provided by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.


                                   ARTICLE V
                                   ---------


        Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.


                                   ARTICLE VI
                                   ----------


        In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

                                  ARTICLE VII
                                  -----------


        The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII
                                  ------------


        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                                                       Exhibit E












                 --------------------------------------------------

                              CORVETTEPORSCHE CORP.
                                       and


                            [CHASEMELLON SHAREHOLDER
                                SERVICES, L.L.C.]


                                 as Rights Agent


                                Rights Agreement


                          Dated as of __________, 200_

                 ---------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                          Number
                                                                          ------

Section 1.      Definitions..............................................    1

Section 2.      Appointment of Rights Agent..............................    7

Section 3.      Issue of Right Certificates..............................    7

Section 4.      Form of Right Certificates...............................   10

Section 5.      Countersignature and Registration........................   10

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen
                Right Certificates.......................................   11

Section 7.      Exercise of Rights; Purchase Price; Expiration Date
                of Rights................................................   12

Section 8.      Cancellation and Destruction of Right Certificates.......   14

Section 9.      Availability of Preferred Shares.........................   14

Section 10.     Preferred Shares Record Date.............................   15

Section 11.     Adjustment of Purchase Price, Number of Shares or
                Number of Rights.........................................   16

Section 12.     Certificate of Adjusted Purchase Price or Number of
                Shares...................................................   26

Section 13.     Consolidation, Merger or Sale or Transfer of Assets or
                Earning Power............................................   27

Section 14.     Fractional Rights and Fractional Shares..................   28

Section 15.     Rights of Action.........................................   30

Section 16.     Agreement of Right Holders...............................   31

Section 17.     Right Certificate Holder Not Deemed a Stockholder........   32

Section 18.     Concerning the Rights Agent..............................   32

Section 19.     Merger or Consolidation or Change of Name of
                Rights Agent.............................................   33

                                                                           Page
                                                                          Number
                                                                          ------

Section 20.     Duties of Rights Agent...................................   34

Section 21.     Change of Rights Agent...................................   37

Section 22.     Issuance of New Right Certificates.......................   38

Section 23.     Redemption...............................................   38

Section 24.     Exchange.................................................   39

Section 25.     Notice of Certain Events.................................   41

Section 26.     Notices..................................................   43

Section 27.     Supplements and Amendments...............................   44

Section 28.     Successors...............................................   45

Section 29.     Benefits of this Agreement...............................   45

Section 30.     Severability.............................................   45

Section 31.     Governing Law............................................   45

Section 32.     Counterparts.............................................   45

Section 33.     Descriptive Headings.....................................   46

Signatures...............................................................   46




Exhibit A       -       Form of Certificate of Designations

Exhibit B       -       Form of Right Certificate

Exhibit C       -       Summary of Rights to Purchase Preferred Shares

        Agreement, dated as of __________ ____, 200_, between CORVETTEPORSCHE, a Delaware corporation (the "Company"), and [CHASEMELLON SHAREHOLDER SERVICES, L.L.C.] , as rights agent (the "Rights Agent").

        The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share
                                                   -----
(as hereinafter defined) of the Company outstanding on , 200_ (the
"Record Date"), each Right representing the right to purchase one one-hundredth
 -----------
of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

        Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1.      Definitions. For purposes of this Agreement, the
                        -----------
following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person who or which, together with
             ----------------
all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include [Corvette], [Porsche], the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or
--------  -------
more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person," unless such Person is not then the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), became or has become such inadvertently, and such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

        (b) "Affiliate" shall have the meaning ascribed to such term in Rule
             ---------
12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

        (c) "Associate" shall have the meaning ascribed to such term in Rule
             ---------
12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

        (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

        (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

        (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public
                                                              ---------
     offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the
                --------  -------
     Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person
                                              --------  -------
     shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

        (iii) which are beneficially owned, directly or indirectly, by any other Person and with respect to which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of such securities of the Company.

        Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

        (e) "Business Day" shall mean any day other than a Saturday, a Sunday,
             ------------
or a day on which banking institutions in [State of New York] are authorized or obligated by law or executive order to close.

        (f) "Close of Business" on any given date shall mean 5:00 P.M., [New
             -----------------
York City] time, on such date; provided, however, that, if such date is not a
                               --------  -------
Business Day, it shall mean 5:00 P.M., [New York City] time, on the next succeeding Business Day.

        (g) "Common Shares" when used with reference to the Company shall mean
             -------------
the shares of common stock, par value $.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidi-ary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

        (h) "Conoco" shall mean Conoco Inc., a Delaware corporation.

        (i) "Distribution Date" shall have the meaning set forth in Section 3(a)
             -----------------
hereof.

        (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
             ------------
amended.

        (k) "Exchange Ratio" shall have the meaning set forth in Section 24(a)
             --------------
hereof.

        (l) "Final Expiration Date" shall have the meaning set forth in Section
             ---------------------
7(a) hereof.

        (m) "Merger Effective Time" shall mean the date and time at which the
             ---------------------
mergers provided for in the Agreement and Plan of Merger dated as of November 18, 2001, by and among the Company, Phillips Petroleum Company, Conoco Inc., Porsche Merger Corp. and Corvette Merger Corp. become effective.

        (n) "NASDAQ" shall mean the Nasdaq Stock Market.
             ------

        (o) "Person" shall mean any individual, firm, corporation or other
             ------
entity, and shall include any successor (by merger or otherwise) of such entity.

        (p) "Phillips" shall mean Phillips Petroleum Company, a Delaware corporation.

        (q) "Preferred Shares" shall mean shares of Series A Junior
             ----------------
Participating Preferred Stock, par value $.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.

        (r) "Purchase Price" shall have the meaning set forth in Section 4
             --------------
hereof.

        (s) "Record Date" shall have the meaning set forth in the second
             -----------
paragraph hereof.


        (t) "Redemption Date" shall have the meaning set forth in Section 7(a)
             ---------------
hereof.

        (u) "Redemption Price" shall have the meaning set forth in Section 23(a)
             ----------------
hereof.

        (v) "Right" shall have the meaning set forth in the second paragraph
             -----
hereof.

        (w) "Right Certificate" shall have the meaning set forth in Section 3(a)
             -----------------
hereof.

        (x) "Shares Acquisition Date" shall mean the first date of public
             -----------------------
announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

        (y) "Subsidiary" of any Person shall mean any corporation or other
             ----------
entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        (z) "Summary of Rights" shall have the meaning set forth in Section 3(b)
             -----------------
hereof.


        (aa) "Trading Day" shall have the meaning set forth in Section 11(d)
              -----------
hereof.

        Section 2.      Appointment of Rights Agent. The Company hereby appoints
                        ---------------------------
the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

        Section 3.      Issue of Right Certificates. (a) Until the earlier of
                        ---------------------------
(i) the Shares Acquisition Date or (ii) such date as may be determined by action of the Board of Directors of the Company (prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such plan) of a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 15% or more of the then outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution
                                                                   ------------
Date"), (x) the Rights will be evidenced (subject to the provisions of Section
----
3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right
                                                               -----
Certificate"), evidencing one Right for each Common Share so held. As of the
-----------
Distribution Date, the Rights will be evidenced solely by such Right
Certificates.

        (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by
                                                 -----------------
first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. As soon as practicable after the Merger Effective Time, the Company will send a copy of the Summary of Rights, by first-class, postage-prepaid mail, to each holder of Porsche Common Shares immediately prior to the Merger Effective Time, at the address of such holder shown on the records of Porsche. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, and certificates for Common Shares which immediately prior to the Merger Effective Time represented shares of Porsche Common Stock, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, and certificates for Common Shares which immediately prior to the Merger Effective Time represented shares of Porsche Common Stock, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common

Shares of the Company represented thereby. The reference in the preceding two sentences to certificates for Common Shares which immediately prior to the Merger Effective Time represented shares of Porsche Common Stock shall be deemed to include any uncertificated Porsche Common Shares as evidenced by the relevant book-entry accounts and the stock distribution statements.

        (c) Certificates (other than certificates which immediately prior to the Merger Effective Time represented shares of Porsche Common Shares) for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between CORVETTEPORSCHE CORP. and [CHASEMELLON SHAREHOLDER SERVICES, L.L.C.], dated as of _, 200_, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CORVETTEPORSCHE CORP. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. CORVETTEPORSCHE CORP. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Com-mon Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding.

        Section 4.      Form of Right Certificates. The Right Certificates (and
                        ---------------------------
the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the National Association of Securities Dealers, Inc., or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a
              --------------
Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

        Section 5.      Countersignature and Registration. The Right
                        ----------------------------------
Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

     Section 6.         Transfer, Split Up, Combination and Exchange of Right
                        -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject
---------------------------------------------------------------------
to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7.      Exercise of Rights; Purchase Price; Expiration Date of
                        ------------------------------------------------------
Rights. (a) The registered holder of any Right Certificate may exercise the
------
Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on ____________, 201_ (the "Final Expiration Date"), (ii) the time at
                                     ---------------------
which the Rights are redeemed as provided in Section 23 hereof (the "Redemption
                                                                     ----------
Date"), or (iii) the time at which such Rights are exchanged as provided in
----
Section 24 hereof.

        (b) The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $[200], and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

        (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

        (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

        Section 8.      Cancellation and Destruction of Right Certificates. All
                        --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

        Section 9.      Availability of Preferred Shares. The Company covenants
                        --------------------------------
and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

        The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

        Section 10.     Preferred Shares Record Date. Each Person in whose name
                        ----------------------------
any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date
--------  -------
upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11.     Adjustment of Purchase Price, Number of Shares or Number
                        --------------------------------------------------------
of Rights. The Purchase Price, the number of Preferred Shares covered by each
---------
Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or
(D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the

Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to
                  --------  -------
be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

        (ii) Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (whether or not then exercisable for Preferred Shares), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (whether or not then exercisable for Preferred Shares) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person, subject to Section 24, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

        From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose

Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.

        (iii) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

        (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred
                                                     --------------------
shares")) or securities convertible into Preferred Shares or equivalent
------
preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that
                                                        --------  -------
in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event
                                          --------  -------
shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d) (i) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this
                                        --------
Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the
                                --------  -------
current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which
                                       -----------
the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

        (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section
       --------  -------
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

        (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a man-ner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in
Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immedi-ately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided,
                                                                       --------
however, that the Company shall deliver to such holder a due bill or other
-------
appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or ex-changeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in
Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such stockholders.

        (n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

            Section 12. Certificate of Adjusted Purchase Price or Number of
                        ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof,
------
the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares and the Securities and Exchange Commission a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

            Section 13. Consolidation, Merger or Sale or Transfer of Assets or
                        ------------------------------------------------------
Earning Power. In the event, directly or indirectly, at any time after a Person
-------------
has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (whether or not then exercisable for Preferred Shares), in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable (whether or not then exercisable for Preferred Shares) and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this
Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

            Section 14. Fractional Rights and Fractional Shares. (a) The Company
                        ---------------------------------------
shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary
--------
receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

            Section 15. Rights of Action. All rights of action in respect of
                        ----------------
this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. With-out limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

            Section 16. Agreement of Right Holders. Every holder of a Right, by
                        --------------------------
accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

            (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

            Section 17. Right Certificate Holder Not Deemed a Stockholder. No
                        -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. Concerning the Rights Agent. The Company agrees to pay
                        ---------------------------
to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                  The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Com-mon Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

            Section 19. Merger or Consolidation or Change of Name of Rights
                        ---------------------------------------------------
Agent. Any corporation into which the Rights Agent or any successor Rights Agent
-----
may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for
                    --------
appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights

Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            Section 20. Duties of Rights Agent. The Rights Agent undertakes the
                        ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

            (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

            Section 21. Change of Rights Agent. The Rights Agent or any
                        ----------------------
successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the [State of New York] (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the [State of New York]), in good standing, having an office in the [State of New York], which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. Issuance of New Right Certificates. Notwithstanding any
                        ----------------------------------
of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

            Section 23. Redemption. (a) The Board of Directors of the Company
                        ----------
may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption
                                                                    ----------
Price"). The redemption of the Rights by the Board of Directors of the Company
-----
may be made effective
at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure
                                           --------  -------
to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

            Section 24. Exchange. (a) The Board of Directors of the Company may,
                        --------
at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing,
                                -------- -----
the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided,
                                                                --------
however, that the failure to give, or any defect in, such notice shall not
-------
affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number
                                                  --- ----
of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

            (c) In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.

            (d) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

            Section 25. Notice of Certain Events. (a) In case the Company shall,
                        ------------------------
at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Pre-ferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

                  (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

            Section 26. Notices. Notices or demands authorized by this Agreement
                        -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  CorvettePorsche Corp.
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  Attention:  Corporate Secretary


Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  [ChaseMellon Shareholder Services, L.L.C.
                  85 Challenger Road
                  Ridgefield Park,  NJ 07660
                  Attention:  Gary D'Alessandro]


Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 27. Supplements and Amendments. The Company may from time to
                        --------------------------
time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes
       --------  -------
an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Any supplement or amendment to this Rights Agreement duly approved by the Company that does not amend Sections 18, 19, 20 or 21 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1(a) and 3(a) hereof to not less than 10% (the "Reduced Threshold"); provided, however, that no Person
                                             --------  -------
who beneficially owns a number of Common Shares equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its beneficial ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest beneficial ownership of such Person as a percentage of the outstanding Common Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) .001%.

            Section 28. Successors. All the covenants and provisions of this
                        ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 29. Benefits of this Agreement. Nothing in this Agreement
                        --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

            Section 30. Severability. If any term, provision, covenant or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 31. Governing Law. This Agreement and each Right Certificate
                        -------------
issued hereunder shall be deemed to be a contract made under the laws of the State of ________________ and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

            Section 32. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 33. Descriptive Headings. Descriptive headings of the
                        --------------------
several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                  CORVETTEPORSCHE CORP.


By                                       By
   -------------------------------          ------------------------------------
     Name:                                    Name:
     Title:                                   Title:


Attest:                                  [CHASEMELLON SHAREHOLDER
                                         SERVICES, L.L.C.]

By                                       By
   -------------------------------          -----------------------------------
     Name:                                    Name:
     Title:                                   Title:

                                                                       Exhibit A
                                                                       ---------

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                              CORVETTEPORSCHE CORP.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                             -----------------------

                  CORVETTEPORSCHE CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on _, 200_:

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, powers, preferences, and limitations thereof as follows:

            Series A Junior Participating Preferred Stock:

            Section 1. Designation and Amount. The shares of such series shall
                       ----------------------
be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be [10,000,000]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                         --------
the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            Section 2. Dividends and Distributions.
                       ---------------------------

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
      (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A
                       -------------
Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of Common Stock of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4. Certain Restrictions.
                       --------------------

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other
            distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dis-solution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock
                       -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any
                       --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall
                       ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. No Redemption. The shares of Series A Preferred Stock
                       -------------
shall not be redeemable.

            Section 9. Rank. The Series A Preferred Stock shall rank, with
                       ----
respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

            Section 10. Amendment. The Certificate of Incorporation of the
                        ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this day of _, 200_.


                                            -------------------------------
                                                  Chairman of the Board

Attest:


---------------------
Secretary

                                                                       Exhibit B
                                                                       ---------

                            Form of Right Certificate

Certificate No. R-                                                     ___Rights

     NOT EXERCISABLE AFTER _, 201_ OR EARLIER IF REDEMPTION OR
     EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT
     $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

                                Right Certificate

                              CORVETTEPORSCHE CORP.

            This certifies that_________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of ____, 200_ (the "Agreement"), between CORVETTTEPORSCHE CORP., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., [New York City] time, on _, 201_ at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at a purchase price of $[200] per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _____, 200_, based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

            This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

            This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggre-gate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

            Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $.01 per share.

            No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

            No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

            This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____, ____.

ATTEST:                                        CORVETTEPORSCHE CORP.


                                               By
-----------------------------                    -------------------------------
Name:                                              Name:
Title:                                             Title:
Countersigned:


[CHASEMELLON SHAREHOLDER SERVICES, L.L.C.]

By
  ------------------------------------
    Name:
    Title:

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

            FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto ____________________________________________________
_______________________________________________________________________________
                  (Please print name and address of transferee)
_______________________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________


                                                       _______________________
                                                       Signature



Signature Guaranteed:

            All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP"), or the Stock Exchanges Medallion Program ("SEMP") and must not be dated. Guarantees by a notary public are not acceptable.



            The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).


                                                       _______________________
                                                       Signature



              Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)

To CORVETTEPORSCHE

            The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


Dated: _________________



                                                          __________________
                                                          Signature
Signature Guaranteed:

            All Guarantees must be made by a financial institution (such as a bank or broker) which is a participant in the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP"), or the Stock Exchanges Medallion Program ("SEMP") and must not be dated. Guarantees by a notary public are not acceptable.

            The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).


                                                          __________________
                                                          Signature



                                     NOTICE
                                     ------

            The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

            In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       Exhibit C
                                                                       ------- -

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES


Introduction
------------

            On ______ __, 200_, the Board of Directors of our Company, CorvettePorsche, a Delaware corporation, declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share. The dividend is payable on _________ __, 200_ to the stockholders of record on _________ __, 200_.

            Our Board has adopted this Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

            For those interested in the specific terms of the Rights Agreement as made between our Company and [ChaseMellon Shareholder Services, L.L.C.], as the Rights Agent, on ______ __, 200_, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated _________ __, 200_. A copy of the agreement is available free of charge from our Company.

The Rights. Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on _________ __, 200_. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after _________ __, 200_ until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Preferred Share") for $[200], once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until

o 10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,

o 10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

            We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

            Our Board may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

Consequences of a Person or Group Becoming an Acquiring Person.

o Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $[200], purchase shares of our common stock with a market value of $[400], based on the market price of the common stock prior to such acquisition.

o Flip Over. If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $[200], purchase shares of the acquiring corporation with a market value of $[400] based on the market price of the acquiring corporation's stock, prior to such merger.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

o    will not be redeemable.

o will entitle holders to quarterly dividend payments of $.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

o will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

o    will have the same voting power as one share of common stock.

o if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights will expire on _________ __, 201_.

Redemption. Our Board may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to re-ceive the redemption price of $.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

                                                                       Exhibit F

                           FORM OF AFFILIATE AGREEMENT




                                ________ __, 200_





Ladies & Gentlemen:

            I have been advised that as of the date of this letter I may be deemed to an "affiliate" of [Phillips Petroleum Company][Conoco Inc.], a Delaware corporation (["Phillips"] ["Conoco"]), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission ") under the Securities Act of 1933, as amended (the "Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger, dated as of November 18, 2001 (the "Merger Agreement"), by and among Phillips, CorvettePorsche Corp., a Delaware corporation ("New Parent"), Porsche Merger Corp., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub One"), Corvette Merger Corp., a Delaware corporation and direct wholly owned subsidiary of New Parent ("Merger Sub Two"), and Conoco, [Merger Sub One][Merger Sub Two] will be merged with an into [Phillips] [Conoco] (the "[Phillips][Conoco] Merger")and that as a result of the [Phillips][Conoco] Merger, I may receive shares of New Parent Common Stock (as defined in the Merger Agreement) in exchange for shares of [Phillips][Conoco]Common Stock (as defined in the Merger Agreement) owned by me.

            I hereby represent, warrant and covenant to New Parent that in the event I receive any New Parent Common Stock as a result of the [Phillips][Conoco] Merger:

            a. I shall not make any sale, transfer or other disposition of New Parent Common Stock in violation of the Act or the Rules and Regulations.

            b. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of New Parent Common Stock to the extent I believed necessary with my counsel or counsel for [Phillips][Conoco].

            c. I have been advised that the issuance of New Parent Common Stock to me pursuant to the [Phillips][Conoco] Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the [Phillips][Conoco] Merger was submitted for a vote of the stockholders of New Parent, I may be deemed to have an affiliate of [Phillips][Conoco] and the distribution by me of the New Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of New Parent Common Stock issued to me in the [Phillips][Conoco] Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to New Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

            d. I understand that New Parent is under no obligation to register the sale, transfer or other disposition of New Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.



                                          Very truly yours,


                                          __________________________
                                          Name:




Accepted this ___ day of


CORVETTEPORSCHE CORP.


By:  __________________________
     Name:
     Title: